Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-147368

                                   PROSPECTUS
                            GARNER INVESTMENTS, INC.
            1,030,000 SHARES OF COMMON STOCK OF SELLING SHAREHOLDERS
                         1,500,000 SHARES TO THE PUBLIC

We are registering 1,030,000 shares listed for sale on behalf of selling shareholders and 1,500,000 shares for sale on behalf of our Company. We intend to offer the 1,500,000 shares at $0.10 per share on behalf of our Company to the public for up to 60 days after the effectiveness of the Registration Statement (July 15, 2008 to September 14, 2008), thereafter deregistering any shares of such 1,500,000 shares remaining unsold to the public by a post-effective amendment to the Registration Statement, prior to the commencement of the secondary offering on behalf of the selling shareholders.

After our offering of 1,500,000 shares to the public, our selling shareholders plan to sell common shares at $0.10, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time. There is no market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The price was arbitrarily set at $0.10 per share, based on speculative concept unsupported by any other comparables. We have set the initial fixed price as follows:

------------------------------ -------------------------------------
          TITLE                            PER SECURITY
------------------------------ -------------------------------------
------------------------------ -------------------------------------
      Common Stock                            $0.10
------------------------------ -------------------------------------

At any  time  after a market  develops,  our  security  holders  may sell  their
securities   at  market   prices  or  at  any  price  in  privately   negotiated
transactions.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK; SEE "RISK FACTORS" BEGINNING ON PAGE 6 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR PROVINCIAL SECURITIES
COMMISSION, NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We intend to have an application filed on our behalf by a market maker for approval of common stock for quotation on the Over-the Counter/Bulletin Board quotation system tradable separately. It has not yet been filed, nor is there any selected broker/dealer as yet. Our common stock is presently not listed on any national securities exchange or the NASDAQ Stock Market or any other venue.

We are conducting this offering as a "self-underwriting" through our officers and directors, and therefore, we will pay no underwriting fees or commissions

     1. We are not using an underwriter for this offering of shares.

     2. We have no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from sales of shares to the public pursuant to this offering will be immediately available to us for our use and retained by us regardless of whether or not there are any additional sales under this offering. Only funds raised from sales in the primary offering will be available for Company use.

This offering will be on a delayed and continuous basis only for sales of selling shareholders shares. Shares offered by us to the public of up to 1,500,000 shares will only be offered for a period of up to 60 days after effectiveness of the Registration Statement (July 15, 2008 to September 14,
2008), with any unsold shares from such 1,500,000 shares offered, being deregistered thereafter, by a post-effective amendment to the Registration Statement, prior to the commencement of the secondary offering on behalf of the selling shareholders.
                                       1

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders (See "Description of Securities - Shares"). We will receive proceeds at $0.10 per share from sale of up to 1,500,000 shares to be offered by the Company for the first 60 days after the effectiveness of the Registration Statement (July 15, 2008 to September 14, 2008).

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  The date of this Prospectus is July 15, 2008.

TABLE OF CONTENTS

====================== ================================================================ =============
PART I -  INFORMATION
REQUIRED IN PROSPECTUS                                                                     Page No.
---------------------- ---------------------------------------------------------------- -------------
---------------------- ---------------------------------------------------------------- -------------
ITEM 1.                Front of  Registration  Statement  and Outside Front Cover Page
                       of Prospectus
---------------------- ---------------------------------------------------------------- -------------
ITEM 2.                Prospectus Cover Page                                                 1
---------------------- ---------------------------------------------------------------- -------------
ITEM 3.                Prospectus  Summary  Information,  Risk  Factors  and  Ratio of       4
                       Earnings to Fixed Charges
---------------------- ---------------------------------------------------------------- -------------
ITEM 4.                Use of Proceeds                                                      14
---------------------- ---------------------------------------------------------------- -------------
ITEM 5.                Determination of Offering Price                                      15
---------------------- ---------------------------------------------------------------- -------------
ITEM 6.                Dilution                                                             15
---------------------- ---------------------------------------------------------------- -------------
ITEM 7.                Selling Security Holders                                             16
---------------------- ---------------------------------------------------------------- -------------
ITEM 8.                Plan of Distribution                                                 17
---------------------- ---------------------------------------------------------------- -------------
ITEM 9.                Description of Securities                                            18
---------------------- ---------------------------------------------------------------- -------------
ITEM 10.               Interest of Named Experts and Counsel                                18
---------------------- ---------------------------------------------------------------- -------------
ITEM 11.               Information with Respect to the Registrant                           19
---------------------- ---------------------------------------------------------------- -------------
                       a. Description of Business                                           19
---------------------- ---------------------------------------------------------------- -------------
                       b. Description of Property                                           24
---------------------- ---------------------------------------------------------------- -------------
                       c. Legal Proceedings                                                 24
---------------------- ---------------------------------------------------------------- -------------
                       d. Market for Common Equity and Related Stockholder Matters          24
---------------------- ---------------------------------------------------------------- -------------
                       e. Financial Statements                                              25
---------------------- ---------------------------------------------------------------- -------------
                       f. Selected Financial Data                                           26
---------------------- ---------------------------------------------------------------- -------------
                       g. Supplementary Financial Information                               26
---------------------- ---------------------------------------------------------------- -------------
                       h. Management's  Discussion and Analysis of Financial Condition      26
                          and Results of Operations
---------------------- ---------------------------------------------------------------- -------------
                       i. Changes In and Disagreements  With Accountants on Accounting      30
                          and Financial Disclosure
---------------------- ---------------------------------------------------------------- -------------
                       j. Quantitative and Qualitative Disclosures About Market Risk        30
--------------------------------------------------------------------------------------- -------------
                       k. Directors and Executive Officers                                  30
---------------------- ---------------------------------------------------------------- -------------
                       l. Executive and Directors Compensation                              31
---------------------- ---------------------------------------------------------------- -------------
                       m. Security Ownership of Certain Beneficial Owners and Management    33
---------------------- ---------------------------------------------------------------- -------------
                       n. Certain Relationships,  Related Transactions,  Promoters And      34
                          Control Persons
---------------------- ---------------------------------------------------------------- -------------
ITEM 11 A.             Material Changes                                                     34
---------------------- ---------------------------------------------------------------- -------------
ITEM 12.               Incorporation of Certain Information by Reference                    34
---------------------- ---------------------------------------------------------------- -------------
ITEM 12 A.             Disclosure  of  Commission   Position  on  Indemnification  for      35
                       Securities Act Liabilities
---------------------- ---------------------------------------------------------------- -------------

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

ITEM 3. PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

OUR COMPANY

Garner Investments, Inc. ("We," "Us," "Our") was organized under the laws of the State of Wyoming on February 13, 1997. It is a Wyoming corporation organized for the purpose of engaging in any lawful business with a current plan to engage in the acquisition, exploration, and if warranted, development of oil and gas prospects. We intend to seek to participate in oil and gas prospects located in the state of Wyoming and may participate in oil and gas prospects located in the states of Wyoming, Kansas, New Mexico, Texas, Oklahoma and Colorado. We have one farmout prospect in Natrona County, Wyoming - T38N, R81W, Section 16, upon which we are developing geological data from which to determine potential drilling targets. We then intend to attempt to syndicate drilling participation in an exploratory well on the farmout. Our main emphasis will be to acquire, either by lease or purchase, an interest in oil or gas properties for exploration, when available, with third parties.

We have begun initial minimal operations and are currently without revenue. We have no employees at the present time. Through the period ended March 31, 2008, the executive officers contributed their services and have not begun to be compensated.

We are in the developmental stage of our business, and we anticipate that operations will begin in early 2008.

Our Auditors have issued a going concern opinion and the reasons noted for issuing the opinion are our lack of revenues and modest capital.

Factors that make this offering highly speculative or risky are:

o        There is no market for any securities;
o        We have no revenues or sales;
o        We are start up company;
o        We have no experience in the energy exploration business as a company;
o        We are undercapitalized.

Our executive offices are located at P.O. Box 3412, Casper, Wyoming, 82602 and the telephone number is (307)472-3000.

SUMMARY OF FINANCIAL INFORMATION

  --------------------------------------------------------- ----------------------------------------------------
                                                                                           As at March 31, 2008
  --------------------------------------------------------- ----------------------------------------------------
  Total Assets                                                                                           $3,500
  --------------------------------------------------------- ----------------------------------------------------
  Current Liabilities                                                                                        $0
  --------------------------------------------------------- ----------------------------------------------------
  Shareholders' Equity                                                                                   $3,500
  --------------------------------------------------------- ----------------------------------------------------
                                                                       From February 13, 1997 to March 31, 2008
  --------------------------------------------------------- ----------------------------------------------------
  Revenues                                                                                                   $0
  --------------------------------------------------------- ----------------------------------------------------
  Net Loss at December 31, 2007                                                                              $0
  --------------------------------------------------------- ----------------------------------------------------
  Net Loss for the quarter ended March 31, 2008                                                          $3,750
  --------------------------------------------------------- ----------------------------------------------------

As of December 31, 2007, accumulated deficit for our business was $2,250. As of March 31, 2008, accumulated deficit for our business was $6,000. We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

THE OFFERING

We are registering 1,030,000 shares listed for sale on behalf of selling shareholders and 1,500,000 shares for sale to the public on behalf of our Company. We intend to complete the sale of the 1,500,000 shares being offered to the public within 60 days after the effectiveness of the Registration Statement (July 15, 2008 to September 14, 2008), deregistering thereafter any shares remaining unsold to the public, by a post-effective amendment to the Registration Statement, prior to the commencement of the secondary offering on behalf of the selling shareholders.

A total of $150,000 may be raised by us if all shares offered by us are sold.

 =============================================================== ==============
 Common shares Outstanding Before This Offering                      4,280,000
 --------------------------------------------------------------- --------------
 Maximum common shares being offered by selling shareholders         1,030,000
 =============================================================== ==============

We are authorized to issue 50,000,000 shares of common stock. Our current shareholders, officers and directors collectively own 4,280,000 shares of restricted common stock. These shares were issued at a price of $.01 per share for 4,280,000 shares.

There is currently no public market for our shares as it is presently not traded on any market or securities exchange.

                                    GLOSSARY

The following are definitions of terms used in this Memorandum:

         BBL. An abbreviation for the term "barrel" which is a unit of measurement of volume of oil or related petroleum products. One barrel (one bbl) is the equivalent of 42 U.S. gallons or approximately 159 liters.

         BONUS PAYMENT. Usually one time payment made to a mineral owner as consideration for the execution of an oil and gas lease.

         CASING POINT. That point in time during the drilling of an oil well at which a decision is made to install well casing and to attempt to complete the well as an oil producer.

         COMPLETION. The procedure used in finishing and equipping an oil or gas well for production.

         DELAY RENTAL. Payment made to the lessor under a nonproducing oil and gas lease at the end of each year to continue the lease in force for another year during its primary term.

         DEVELOPMENT WELL. A well drilled to a known producing formation in a previously discovered field, usually offsetting a producing well on the same or an adjacent oil and gas lease.

         EXPLORATORY WELL. A well drilled either (a) in search of a new and as yet undiscovered pool of oil or gas or (b) with the hope of significantly extending the limits of a pool already developed (also known as a "wildcat well").

         FARMIN. An agreement which allows a party earn a full or partial working interest (also known as an "earned working interest") in an oil and gas lease in return for providing exploration or development funds.

         FARMOUT. An agreement whereby the owner of the leasehold or working interest agrees to assign a portion of his interest in certain acreage subject to the drilling of one or more specific wells or other performance by the assignee as a condition of the assignment. Under a farmout, the owner of the leasehold or working interest may retain some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest.

         GROSS ACRE. An acre in which a working interest is owned. The number of gross acres is the total number of acres in which an interest is owned (see "Net Acre" below).

         GROSS WELL. A well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

         LANDOWNER ROYALTY. That interest retained by the holder of a mineral interest upon the execution of an oil and gas lease which usually ranges from 1/8 to 1/4 of all gross revenues from oil and gas production unencumbered with an expenses of operation, development or maintenance.

         LEASES. Full or partial interests in oil or gas properties authorizing the owner of the lease to drill for, produce and sell oil and gas upon payment of rental, bonus, royalty or any of them. Leases generally are acquired from private landowners (fee leases) and from federal and state governments on acreage held by them.

         LEASE PLAY. A term used to describe lease acquisition activity in a prospect or geologically defined area.

         MCF. An abbreviation for "1,000 cubic feet," which is a unit of measurement of volume for natural gas.

         NET WELL OR ACRE. A net well or acre exists when the sum of the fractional ownership working interests in gross wells or acres equals one. The number of net wells or acres is the sum of the factional working interests owned in gross wells or acres expressed as whole number and fractions thereof.

         NET REVENUE INTEREST. The fractional undivided interest in the oil or gas or in the revenues from the sale of oil or gas attributable to a particular working interest after reduction for a proportionate share of landowner's royalty interest and overriding royalty interest.

         OVERRIDING ROYALTY. An interest in the gross revenues or production over and above the landowner's royalty carved out of the working interest and also unencumbered with any expenses of operation, development or maintenance.

         PAYOUT. The point in time when the cumulative total of gross income from the production of oil and gas from a given well (and any proceeds from the sale of such well) equals the cumulative total cost and expenses of acquiring, drilling, completing and operating such well, including tangible and intangible drilling and completion costs.

         PROSPECT. A geological area which is believed to have the potential for oil or gas production.

         PROVED DEVELOPED RESERVES. The reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Such reserves include the reserves which are expected to be produced from the existing completion interval(s) now open for production in existing wells and in addition to those reserves which exist behind the casing (pipe) of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future where the cost of making such oil and gas available for production is relatively small compared to the cost of drilling a new well.

         PROVED UNDEVELOPED RESERVES. Proved reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for a recompletion. Reserves on undrilled acreage are limited to those drilling tracts offsetting productive units which are reasonable certain of production when drilled. Proved reserves for other undrilled tracts are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

         REVERSIONARY INTEREST. The portion of the working interest in an oil and gas lease which will be returned to its former owner when payout occurs or after a predetermined amount of production and income has been produced.

         UNDEVELOPED LEASEHOLD ACREAGE. Leased acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas.

         WORKING INTEREST. An interest in an oil and gas lease entitling the holder at its expense to conduct drilling and production operations on the leased property and to receive the net revenues attributable to such interest, after deducting the landowner's royalty, any overriding royalties, production costs, taxes and other costs.

OUR COMPANY RISK FACTORS

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

OUR BUSINESS IS A DEVELOPMENT STAGE COMPANY AND UNPROVEN AND THEREFORE RISKY.

We have only very recently adopted the business plan described herein-above. Potential investors should be made aware of the risk and difficulties encountered by a new enterprise in the energy business, especially in view of the intense competition from existing businesses in the industry.

WE HAVE A LACK OF REVENUE HISTORY AND INVESTORS CANNOT VIEW OUR PAST PERFORMANCE SINCE WE ARE A START-UP COMPANY.

We were formed on February 13, 1997 for the purpose of engaging in any lawful business and have adopted a plan to engage the acquisition, exploration, and if warranted, development of natural resource properties. We have had no revenues in the last five years. We are not profitable and the business effort is considered to be in an early development stage. We must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY TO OUR INVESTORS.

There is no assurance that we will ever operate profitably. There is no assurance that we will generate revenues or profits, or that the market price of our common stock will be increased thereby.

WE MAY HAVE A SHORTAGE OF WORKING CAPITAL IN THE FUTURE WHICH COULD JEOPARDIZE OUR ABILITY TO CARRY OUT OUR BUSINESS PLAN.

Our capital needs consist primarily of expenses related to geological evaluation, general and administrative and potential exploration participation and could exceed $150,000 in the next twelve months. Such funds are not currently committed, and we have cash as of the date of this Registration Statement of approximately $1,000.

We have no operating history and no revenues and it may be unlikely that we will raise that additional working capital from this Registration.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between us and our officers and directors. Our Officers and Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See "Directors and Executive Officers" (page 29), and "Conflicts of Interest" (page 29). Our officers are spending part-time in this business - up to 5 hours per week.

WE WILL NEED ADDITIONAL FINANCING FOR WHICH WE HAVE NO COMMITMENTS, AND THIS MAY JEOPARDIZE EXECUTION OF OUR BUSINESS PLAN.

We have limited funds, and such funds may not be adequate to carryout the business plan in the energy business. Our ultimate success depends upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If we need additional capital, we have no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

WE MAY IN THE FUTURE ISSUE MORE SHARES WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

WE HAVE A MINIMAL OPERATING HISTORY, SO INVESTORS HAVE NO WAY TO GAUGE OUR LONG TERM PERFORMANCE.

We were formed on February 13, 1997 and only recently adopted a business plan in the energy industry. As evidenced by the financial reports we have had no revenue. We must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. Our venture must be considered highly speculative.

WE ARE NOT DIVERSIFIED AND WE WILL BE DEPENDENT ON ONLY ONE BUSINESS.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the energy industry and therefore increase the risks associated with our operations due to lack of diversification.

WE WILL DEPEND UPON MANAGEMENT BUT WE WILL HAVE LIMITED PARTICIPATION OF MANAGEMENT.

We  currently  have  three  individuals  who are  serving  as our  officers  and directors for up to 5 hours per week each on a part-time basis. Our directors are also acting as our officers. We will be heavily dependent upon their skills, talents, and abilities, as well as several consultants to us, to implement our business plan, and may, from time to time, find that the inability of the officers, directors and consultants to devote their full-time attention to our business results in a delay in progress toward implementing our business plan. Once we receive the proceeds from this offering, other consultants may be employed on a part-time basis under a contract to be determined. See "Management." Because investors will not be able to manage our business, they should critically assess all of the information concerning our officers and directors.

OUR OFFICERS AND DIRECTORS ARE NOT EMPLOYED FULL-TIME BY US WHICH COULD BE DETRIMENTAL TO THE BUSINESS.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, our officers and directors may have potential conflicts including their time and efforts involved in participation with other business entities. Each officer and director of our business is engaged in business activities outside of our business, and the amount of time they devote as Officers and Directors to our business will be up to 5 hours per week. (See "Executive Team")

We do not know of any reason other than outside business interests that would prevent them from devoting full-time to our Company, when the business may demand such full-time participation.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director. (See "Conflicts of Interest" at page 29)

RISK FACTORS RELATING TO OUR COMPANY AND OUR BUSINESS

Any person or entity contemplating an investment in the securities offered hereby should be aware of the high risks involved and the hazards inherent therein. Specifically, the investor should consider, among others, the following risks:

OUR BUSINESS, THE OIL AND GAS BUSINESS, HAS NUMEROUS RISKS WHICH COULD RENDER US UNSUCCESSFUL.

The search for new oil and gas reserves frequently results in unprofitable efforts, not only from dry holes, but also from wells which, though productive, will not produce oil or gas in sufficient quantities to return a profit on the costs incurred. There is no assurance we will find or produce oil or gas from any of the undeveloped acreage farmed out to us or which may be acquired by us, nor are there any assurances that if we ever obtain any production it will be profitable. (See "Business and Properties")

WE HAVE SUBSTANTIAL COMPETITORS WHO HAVE AN ADVANTAGE OVER US IN RESOURCES AND MANAGEMENT.

We are and will continue to be an insignificant participant in the oil and gas business. Most of our competitors have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying and developing or exploring suitable prospects. Competitors resources could overwhelm our restricted efforts to acquire and explore oil and gas prospects and cause failure of our business plan.

WE WILL BE SUBJECT TO ALL OF THE MARKET FORCES IN THE ENERGY BUSINESS, MANY OF WHICH COULD POSE A SIGNIFICANT RISK TO OUR OPERATIONS.

The marketing of natural gas and oil which may be produced by our prospects will be affected by a number of factors beyond our control. These factors include the extent of the supply of oil or gas in the market, the availability of competitive fuels, crude oil imports, the world-wide political situation, price regulation, and other factors. Recently, there have been dramatic fluctuations in oil prices. Any significant decrease in the market prices of oil and gas could materially affect our profitability of oil and gas activities.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There may, on occasion, be an oversupply of gas in the marketplace or in pipelines, the extent and duration may affect prices adversely. Such oversupply may result in reductions of purchases and prices paid to producers by principal gas pipeline purchasers. (See "Our Business and Competition, Markets, Regulation and Taxation.")

OUR BUSINESS IS SUBJECT TO SIGNIFICANT WEATHER INTERRUPTIONS.

Our activities may be subject to periodic interruptions due to weather conditions. Weather-imposed restrictions during certain times of the year on roads accessing properties could adversely affect our ability to benefit from production on such properties or could increase the costs of drilling new wells because of delays.

WE WILL HAVE SIGNIFICANT ADDITIONAL FINANCING REQUIREMENTS TO FUND OUR FUTURE ACTIVITIES.

If we find oil and gas reserves to exist on a prospect we will need substantial additional financing to fund the necessary exploration and development work. Furthermore, if the results of that exploration and development work are successful, we will need substantial additional funds for continued development. We will not have sufficient proceeds from this offering to conduct such work and, therefore, we will need to obtain the necessary funds either through debt or equity financing, some form of cost-sharing arrangement with others, or the sale of all or part of the property. There is no assurance that we will be successful in obtaining any financing. These various financing alternatives may dilute the interest of our shareholders and/or reduce our interest in the properties. (See "Use of Proceeds" and "Our Business")

WE WILL HAVE WORKING CAPITAL NEEDS FOR WHICH WE HAVE NO FUNDING COMMITMENTS.

Our working capital needs of consist primarily of: lease acquisitions, geological data acquisition and interpretation, title examination activities and administration and are estimated to total over $150,000 in the next twelve months, none of which funds are committed. We have only minimal cash as of the date of this prospectus.

WE ARE SUBJECT TO SIGNIFICANT OPERATING HAZARDS AND UNINSURED RISK IN THE ENERGY INDUSTRY.

Our proposed operations will be subject to all of the operating hazards and risks normally incident to exploring, drilling for and producing oil and gas, such as encountering unusual or unexpected formations and pressures, blowouts, environmental pollution and personal injury. We will maintain general liability insurance but we have not obtained insurance against such things as blowouts and pollution risks because of the prohibitive expense. Should we sustain an uninsured loss or liability, or a loss in excess of policy limits, our ability to operate may be materially adversely affected.

WE ARE SUBJECT TO FEDERAL INCOME TAX LAWS AND CHANGES THEREIN WHICH COULD ADVERSELY IMPACT US.

Federal income tax laws are of particular significance to the oil and gas industry in which we intend to engage. Legislation has eroded various benefits of oil and gas producers and subsequent legislation could continue this trend. Congress is continually considering proposals with respect to Federal income taxation which could have a material adverse effect on our future operations and on our ability to obtain risk capital which our industry has traditionally attracted from taxpayers in high tax brackets.

WE ARE SUBJECT TO SUBSTANTIAL GOVERNMENT REGULATION IN THE ENERGY INDUSTRY WHICH COULD ADVERSELY IMPACT US.

The production and sale of oil and gas are subject to regulation by state and federal authorities, the spacing of wells and the prevention of waste. There are both federal and state laws regarding environmental controls which may necessitate significant capital outlays, resulting in extended delays, materially affect our earnings potential and cause material changes in the in our proposed business. We cannot predict what legislation, if any, may be passed by Congress or state legislatures in the future, or the effect of such legislation, if any, on us. Such regulations may have a significant affect on our operating results.

WE BELIEVE INVESTORS SHOULD CONSIDER CERTAIN NEGATIVE ASPECTS OF OUR PROPOSED OPERATIONS.

Dry  Holes:   We  may  expend   substantial   funds  acquiring  and  potentially
participating in exploring properties which we later determine not to be productive. All funds so expended will be a total loss to us.

Technical Assistance: We will find it necessary to employ technical assistance in the operation of our business. As of the date of this Prospectus, we have not contracted for any technical assistance. When we need it such assistance is likely to be available at compensation levels we would be able to pay.

Uncertainty of Title: We will attempt to acquire leases or interests in leases by option, lease, farmout or by purchase. The validity of title to oil and gas property depends upon numerous circumstances and factual matters (many of which are not discoverable of record or by other readily available means) and is subject to many uncertainties of existing law and our application. We intend to obtain an oil and gas attorney's opinion of valid title before any significant expenditure upon a lease.

Government Regulations: The area of exploration of natural resources has become significantly regulated by state and federal governmental agencies, and such regulation could have an adverse effect on our operations. Compliance with statutes and regulations governing the oil and gas industry could significantly increase the capital expenditures necessary to develop our prospects.

Nature of our Business: Our business is highly speculative, involves the commitment of high-risk capital, and exposes us to potentially substantial losses. In addition, we will be in direct competition with other organizations which are significantly better financed and staffed than we are.

General Economic and Other Conditions: Our business may be adversely affected from time to time by such matters as changes in general economic, industrial and international conditions; changes in taxes; oil and gas prices and costs; excess supplies and other factors of a general nature.

WE WILL EXPERIENCE SUBSTANTIAL COMPETITION FOR SUPPLIES IN THE ENERGY INDUSTRY.

We will be required to compete with a large number of entities which are larger, have greater resources and more extensive operating histories than we do. Shortages of supplies may result from this competition and will lead to increased costs and delays in operations which will have a material adverse effect on us.

WE WILL BE SUBJECT TO MANY FACTORS BEYOND OUR CONTROL.

The acquisition, exploration, development, production and sale of oil and gas are subject to many factors which are outside our control. These factors include general economic conditions, proximities to pipelines, oil import quotas, supply and price of other fuels and the regulation of transportation by federal and state governmental authorities.

We anticipate substantial competition in our effort to explore oil and gas properties and may have difficulty in putting together drilling participants and getting prospects drilled and explored. Established companies have an advantage over us because of substantially greater resources to devote to property acquisition and to obtain drilling rigs, equipment and personnel. If we are unable to compete for capital, participation and drilling rigs, equipment and personnel, our business will be adversely affected.

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY WYOMING STATUTE.

Wyoming Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

OUR DIRECTORS' LIABILITY TO US AND SHAREHOLDERS IS LIMITED

Wyoming Revised Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

WE MAY DEPEND UPON OUTSIDE ADVISORS, WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, we anticipate that such persons will be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.


RISK FACTORS RELATED TO OUR STOCK

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a "penny stock" company. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE WILL PAY NO FORESEEABLE DIVIDENDS IN THE FUTURE.

We have not paid dividends on our common stock and do not ever anticipate paying such dividends in the foreseeable future.

NO PUBLIC MARKET EXISTS FOR OUR COMMON STOCK AT THIS TIME, AND THERE IS NO ASSURANCE OF A FUTURE MARKET.

There is no public market for our common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in the "Risk Factors" section may have a significant impact upon the market price of the shares offered hereby. Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities.
Even if a purchaser finds a broker willing to effect a transaction in our shares, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our shares as collateral for any loans.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We registered all of our outstanding shares so officers, directors and affiliates will be able to sell their shares. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

OUR INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to our shareholders purchasing in this Offering as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

OUR STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock, if listed, may be thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common Securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of our Company.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SECURITY.

Because of the limited trading market expected to develop for our common stock and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your Securities in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our Securities may suffer greater declines because of our price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

o        Variations in our quarterly operating results;
o        Loss  of  a  key  relationship  or  failure  to  complete   significant
         transactions;
o        Additions or departures of key personnel; and
o        Fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SECURITIES.

Assuming all of the shares of common stock we are offering under this Registration Statement are sold and all of the shares of common stock held by the selling security holders registered hereby are sold, we would have 2,530,000 shares that are freely tradable. Even our officers and directors are registering their shares for sale under this prospectus.

Unrestricted sales of 1,030,000 shares of stock by our selling stockholders could have a huge negative impact on our share price, and the market for our shares.

OUR NEW INVESTORS WILL SUFFER A DISPROPORTIONATE RISK AND THERE WILL BE IMMEDIATE DILUTION OF PURCHASERS' INVESTMENTS.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing pursuant to shares will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, new investors will bear most of the risk of loss. Further, assuming all of the shares offered hereby are sold, of which there can be no assurance, an investment in our common stock by the purchaser will result in an immediate dilution (in excess of 95%) of the net tangible book value of the common stock from the offering price which the purchasers will have paid for their shares.

OUR BUSINESS IS HIGHLY SPECULATIVE AND THE INVESTMENT IS THEREFORE RISKY.

Due to the speculative nature of our business, it is probable that the investment in shares offered hereby will result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

OUR PUBLIC INVESTORS WILL BEAR MOST OF THE BURDEN IF THE SHARES OFFERED HEREIN ARE SOLD.

The financial risk of our proposed activities will be borne primarily by the public investors, who, upon purchase of the shares in this offering, will have contributed the largest portion of our capital.

WE ARE NOT A REPORTING COMPANY AT THIS TIME, BUT WILL BECOME ONE DUE TO THIS REGISTRATION.

There is no trading market for our common stock. We will be subject to the reporting requirements under the Securities and Exchange Act of 1934, Section 13a, after July 15, 2008, pursuant to Section 15d of the Securities Act and we intend to be registered under Section 12(g). As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We intend to provide our shareholders with quarterly unaudited reports and annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants and intend to register under the Securities Exchange Act, Section 12(g).

OUR PRESENT AND FUTURE SHAREHOLDERS WILL SUFFER DILUTION BY SALE OF THIS OFFERING AND BY NEW ISSUANCES IN THE FUTURE WHICH MAY OCCUR.

Upon the sales of Shares, there may be substantial dilution to our Security holders. The sale price of our shares is substantially higher than the pro forma current net tangible book value per share of our outstanding common stock. The net tangible book value attributable to our shares as of March 31, 2008, December 31, 2007 and December 31, 2006 was less than $.01 per share. Net tangible book value per share of common stock is determined by dividing the number of outstanding shares of common stock into the net tangible book value attributable to our common stock, which is our total tangible assets less our total liabilities. After giving effect to possible sale of all of our shares registered herein, and after deducting the offering expenses payable, the adjusted net tangible book value attributable to our common stock will increase. This represents an immediate increase in net tangible book value per share to the holders of our existing common stock and an immediate dilution per share to shareholders purchasing shares of stock at the offering price of $0.10 per share. See "Dilution" hereinafter on page 15.

------------------------------------------ ----------------------------------- ----------------------------------
                                                  Book Value per share                     Dilution
------------------------------------------ ----------------------------------- ----------------------------------
Existing shareholders 1,030,000 shares                  $.0008                                -
------------------------------------------ ----------------------------------- ----------------------------------
Sale of 1,500,000 new shares                            $.028 *                               72%
------------------------------------------ ----------------------------------- ----------------------------------

* Post offering - Assumes 100% sale to public of new shares registered, after deduction of offering costs.

WE HAVE DETERMINED AN ARBITRARY OFFERING PRICE OF OUR SHARES.

Our offering price of our shares has been determined arbitrarily by us with no established criteria of value. There is no direct relationship between these prices and our assets, book value, lack of earnings, shareholder's equity, or any other recognized standard of value of our business.

ITEM 4.  USE OF PROCEEDS

Our intended use of the proceeds from our Offering of 1,500,000 shares to the public is shown in Table 2.

Table 2: Use of Proceeds if the Maximum Amount is Sold

If all $150,000 in shares offered hereunder are sold, we will receive approximately $125,000 (net) after deducting expenses of the offering currently estimated at $25,000. Funds are intended to be disbursed during the first year as follows:

                                                         MAXIMUM
Geological evaluation of farmout expenses                        $25,000
General and administrative expenses                              $25,000
Working Capital                                                  $75,000
                                               --------------------------
                                                                $125,000

We may change any or all of the budget categories in the execution of our business attempts in the energy industry. None of the line items is to be considered fixed or unchangeable. The total amount of the money raised from the sale of the shares we are offering will be used for the purpose of furthering our plan of operation, as detailed under the heading "PLAN OF OPERATION" below.

In the event that our Offering is not fully subscribed, we anticipate using the funds raised by our Offering to pay listed categories in the order and priority set forth in "Use of Proceeds". The net proceeds of our Offering will be applied to general corporate funds. Our management will have complete discretionary control over the actual utilization of said funds and there can be no assurance as to the manner or time in which said funds will be utilized.

Although we reserve the right to reallocate the funds according to changing events, we believe that the net proceeds from this Offering will be sufficient to fund our initial general and administrative capital requirements for a period of twelve months. The foregoing assumes our Offering will be fully subscribed. We can assure that we will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions. Our use of proceeds are based upon the projections by our Management, which may also change according to unforeseen future events and market changes.

If less than the maximum offering is sold, we will have inadequate working capital and funds to fund any expansion of operations. This lack of funds could and would severely limit our operations, and might render us unable to carry out our business plan with resulting business failure.

ITEM 5.  DETERMINATION OF OFFERING PRICE

We have no established market for our common stock.

Our selling shareholders plan to sell shares at $0.10, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time. There is no market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends.

------------------------------ -------------------------------------
          TITLE                            PER SECURITY
------------------------------ -------------------------------------
------------------------------ -------------------------------------
      Common Stock                            $0.10
------------------------------ -------------------------------------

We have arbitrarily determined our offering price for shares to be sold pursuant to this offering at $0.10. The 480,000 shares of stock already purchased by original officers and directors at $.003 and other shareholders were sold for $.0025 per Share. We issued 3,500,000 shares at $.001 to Sharon K. Fowler in 2006 for the farmout of the mineral lease in Wyoming. The additional major factors that were included in determining the initial sales price to our founders and private investors were the lack of liquidity since there was no present market for our stock and the high level of risk considering our lack of operating history.

The share price bears no relationship to any criteria of goodwill value, asset value, market price or any other measure of value and were arbitrarily determined in the judgment of our Board of Directors.

ITEM 6.  DILUTION

We are registering shares of existing shareholders. Other shareholders purchased shares at $.0025 per share in 1998. Since our inception on February 13, 1997, our original officers and directors purchased 480,000 shares @ $0.003 per share. Sharon K. Fowler was issued 3,500,000 shares of our common stock at $.001 per share for the farmout of the mineral lease in Natrona County, Wyoming.

COMPARATIVE DATA
The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of our shares of common stock purchased the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share. All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item as compared to maximum in each previous line.

                                                         SHARES PURCHASED(1)    TOTAL CONSIDERATION     AVERAGE
                                                          NUMBER   PERCENT (2)   AMOUNT     PERCENT   PRICE/SHARE
                                                                                              (3)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
1) Existing Shareholders                                  1,030,000    100%         $1,339    >1%           $0.0013
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
2) New Shareholders                                       1,500,000    27%        $150,000    99%             $0.10
--------------------------------------------------------------------------------------------------------------------

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.
(1) 1,030,000 shares were issued at $.0013 per share average.
(2) Percentage relates to total percentage of shares sold up to such increment.
(3) Percentage relates to total percentage of capital raised post offering.

Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% of the shares in the offering are sold.

                                                        25%             50%            75%            100%
============================================ ================================================================
Net tangible book value per share prior to           $.0008          $.0008         $.0008          $.0008
stock sale(1)
-------------------------------------------- ----------------------------------------------------------------
Net tangible book value per share after             $.00746          $.0131          $.017           $.022
stock sale
-------------------------------------------- ----------------------------------------------------------------
Average cost of shares owned by current              $.0013          $.0013         $.0013          $.0013
stockholders per share
-------------------------------------------- ----------------------------------------------------------------

(1) Computation of net tangible book value per share prior to stock sale includes the deduction of offering costs of $25,000.

As at December 31, 2006, the net tangible book value of our stock was $.0008 per share and at December 31, 2007 was $.0008 per share and at March 31, 2008 was $0.0008 per share. If we are successful in achieving selling shares at the exercise price, the pro forma net tangible book value of our stock after deducting the offering costs of $25,000 would be as shown in chart above. That would represent an immediate increase in net tangible book value per share and per share dilution to new investors as shown in chart above, assuming the shares are sold at the offering price of $0.10 for 1,500,000 shares. Our existing stockholders have purchased a total of 1,030,000 shares for an aggregate amount of $1,339 or an average cost of $0.0013 per Share. The book value of the stock held by our existing stockholders will increase per share, while new purchaser's book value will decrease from purchase price, as shown in chart above, to the net tangible book value.

ITEM 7.  SELLING SECURITY HOLDERS

The selling shareholders, including officers and directors, obtained their shares of our stock in either of two private placements of a) 480,000 shares occurring at inception in 1997 to founders at $.003 per share, or b) in the initial private placement in early 1998 of 300,000 shares at $0.0025 per share. Sharon K. Fowler contributed a farmout of lease acreage for 3,500,000 shares at $.001 per share.

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest, except that Sharon K. Fowler, founder and shareholder granted a farmout of the lease in Section 16, T38N, R81W in Natrona County, Wyoming, to us at $.001 per share for 3,500,000 shares of our common stock.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

All of the securities listed below are being registered in this Registration Statement, which include all of the securities outstanding as of date hereof.

------------------------------- -------------------- ------------------------ ------------------- ------------------
             NAME               SECURITIES BY EACH    COMMON SHARES OFFERED     % OWNED BEFORE      SHARES OWNED
                                   SHARE-HOLDER         FOR SHAREHOLDERS           OFFERING        AFTER OFFERING
                                  BEFORE OFFERING            ACCOUNT
------------------------------- -------------------- ------------------------ ------------------- ------------------
------------------------------- -------------------- ------------------------ ------------------- ------------------
John E. Bradley                              11,500                   11,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Brandy Butler                                 1,500                    1,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Jessica L. Butler                             1,500                    1,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Michael R. Butler (1)                       140,000                  140,000                3.2%                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Linda J. Cheney                              12,000                   12,000                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Percy S. Chopping, Jr.                        5,500                    5,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Leslie J. Cotton                             17,500                   17,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Bret A. Erickson                                300                      300                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Eric C. Erickson                              1,500                    1,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
G. Todd Erickson                              1,500                    1,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Robert C. Erickson                            1,500                    1,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Family Fire Protections, LLC                  6,500                    6,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Lourie J. Fleet                              17,000                   17,000                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------

                                       16

Sherry L. Foate                               1,500                    1,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Everett M. Fowler                             5,500                    5,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Guy E. Fowler                                 7,800                    7,800                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Michael E. Fowler                            16,000                   16,000                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Robert G. Fowler                            170,000                  170,000                3.9%                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Robert D. Fowler                             17,000                   17,000                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Sharon K. Fowler                          3,510,000                  260,000                 82%          3,250,000
------------------------------- -------------------- ------------------------ ------------------- ------------------
Kenneth D. Freemole                           1,500                    1,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
April A. Frost                               12,700                   12,700                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Grant Glazier                                11,000                   11,000                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Warren N. Golligher, M.D.                     8,500                    8,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Everett M. Gordon                            12,800                   12,800                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Philip G. Hinds                               5,750                    5,750                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Thomas M. Hockaday                           10,750                   10,750                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Andrea K. Hunt                               16,500                   16,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Rashelle L. Hunt                             11,500                   11,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Michael Johnson                               5,000                    5,000                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
John L. Lee or Patricia J. Lee               13,500                   13,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Z.S. Merritt (1)                             10,750                   10,750                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Lesha J. Morrison                            18,500                   18,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
William Rittahler                               500                      500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Ralph Schauss                                13,000                   13,000                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Barbara S. Schmidt                            1,500                    1,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Harlan A. Schmidt                            63,000                   63,000                1.4%                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Ronald A. Shogren                            40,000                   40,000                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Roy C. Smith (2)                             50,000                   50,000                1.1%                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Jamie L. Vig                                  1,900                    1,900                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Roger W. Wesnitzer                           11,500                   11,500                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
Dale A. Wood                                 14,250                   14,250                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
TOTAL                                     4,280,000                1,030,000                100%          3,250,000
------------------------------- -------------------- ------------------------ ------------------- ------------------

*Less than 1%

MATERIAL RELATIONSHIPS

(1) Director
(2) President and Director since 2006

ITEM 8.  PLAN OF DISTRIBUTION

We will conduct the sale of shares by the Company on a self-underwritten basis. After 60 days from date of effectiveness of the Registration Statement (July 15, 2008 to September 14, 2008) we will cease our offering of our shares by the Company and file a post-effective amendment to the Registration Statement to deregister any unsold shares of the Offering to the public and our selling shareholders may then commence to sell their securities in private transactions at $0.10 per share or in market sales, if a market ever develops hereafter, at prices they negotiate or in private transactions. There will be no underwriters used on sales of the 1,500,000 shares to the public, no dealers' commissions paid on sales of the 1,500,000 shares to the public, and no passive market making. Our officers and directors, Roy C. Smith, Michael R. Butler, and Z.S. Merritt will sell securities on our behalf in this offering. Roy C. Smith,
Michael R. Butler, and Z.S. Merritt are not subject to a statutory disqualification as such term is defined in Section (a)(39) of the Securities Exchange Act of 1934. They will rely on Rule 3a4-1 to sell our securities without registering as broker-dealers. Messrs. Smith, Merritt and Butler will not offer any of their shares for sale until the offering to the public of our shares has been closed. They are serving as our officers and directors otherwise than in connection with transactions in securities and will continue to do so at the conclusion of this offering. They have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months. Our officers and directors will not receive commissions or other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities. We will only use this prospectus in connection with this offering and no other sales materials.

There is no market for the securities at this time and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. Until a public market develops, we are registering our shares for sale at the following prices:

------------------------------ -------------------------------------
          TITLE                            PER SECURITY
------------------------------ -------------------------------------
------------------------------ -------------------------------------
      Common Stock                            $0.10
------------------------------ -------------------------------------

After July 15, 2008, at any time after a market develops, our selling shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

The prices for sale of shares were arbitrarily set at $0.10 per share, and bear no relationship to any quantification of value.

Our selling shareholders may be deemed underwriters in this offering.

Any funds from sale of shares from the company not immediately used for corporate purposes will be deposited into an interest bearing account in our name, and interest accrued on such funds will be retained by us.

ITEM 9.  DESCRIPTION OF SECURITIES

The securities being registered and/or offered by this Prospectus are shares.

COMMON STOCK

We are presently authorized to issue fifty million (50,000,000) shares of our common stock. A total of four million, two hundred eighty thousand (4,280,000) common shares are issued and outstanding.

COMMON SHARES

All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the board of directors. There is no quorum requirement for shareholders' meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of shares. It should be noted that the board of directors without notice to the shareholders may amend the By-Laws. Our shares do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

PREFERRED SHARES

We have no preferred shares authorized.

TRANSFER AGENT

Effective upon the completion of this offering, the transfer agent for our securities is 1st Interstate Transfer Company, 6084 S. 900 E., Suite 101, Salt Lake City, Utah 84121.

ITEM 10.  INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, our promoter, underwriter, voting trustee, director, officer or employee.

ITEM 11.  INFORMATION WITH RESPECT TO THE REGISTRANT

a. DESCRIPTION OF BUSINESS
   ------------------------

HISTORY OF GARNER INVESTMENTS, INC.

Our Company, Garner Investments, Inc., was formed February 13, 1997. We are a Wyoming corporation organized for the purpose of engaging in the acquisition, exploration, and if warranted, development of natural resource properties and prospects located in the state of Wyoming and may participate in oil and gas prospects located in the states of Wyoming, Kansas, New Mexico, Texas, Oklahoma and Colorado. Our main emphasis will be to acquire, either by lease, farmout, or purchase, an interest in oil or gas prospects or properties for exploration, when available, with third parties.

COMPANY OVERVIEW

We have been inactive during the last 5 years. We have changed from a farmout business to actively commence evaluation and possibly exploration of oil and gas prospects. 82.5% Net Revenue Interest in 640 acres, T38N, R81W, Section 16, Natrona County, Wyoming.

We have no recent operating history and no representation is made, nor is any intended, that we will able to carry on our activities profitably. The viability of the proposed business effort is dependent upon sufficient funds being realized from this offering, of which there is no assurance. Roy C. Smith, President, Chief Executive Officer and director as well as Michael R. Butler and Z.S. Merritt have prior experience in the acquisition, evaluation, exploration and development of oil and gas properties. Roy C. Smith, Michael R. Butler and Z.S. Merritt devote part-time efforts to our affairs.

Our Goals for the next year are as follows:

MILESTONES

---------------------------------------- -- ------------------------------------------------------------------------
           2nd Quarter 2008                 Completion of Registration Statement
---------------------------------------- -- ------------------------------------------------------------------------
           3rd Quarter 2008                 Closure of Registration Statement; Execution of Geological Evaluation
---------------------------------------- -- ------------------------------------------------------------------------
           4th Quarter 2008                 Permit & Drilling Syndication; Seeking Other Prospects
---------------------------------------- -- ------------------------------------------------------------------------
           1st Quarter 2009                 Commence Drilling Operations; Seeking Additional Capital for Company
---------------------------------------- -- ------------------------------------------------------------------------

AREAS OF INTEREST AND PROPERTY.
-------------------------------

A primary area of interest is the geologic province which consists of numerous oil and gas productive areas and zones. We have a farmout interest in one lease, and because of varying geologic conditions across central and eastern Wyoming, it is impossible to predict with accuracy what geologic situation might be encountered on specific leases. There is no producing acreage and no reserves.

Our farmout acreage is located in Natrona County, Wyoming consisting of 640 gross acres. Nearest production is the Salt Creek Field and Smokey Gap Field, drilled in the 1900's to 2006 which have produced over 20,000,000 barrels.

          GROSS ACRES                         NET ACRES
          -----------                         ---------
          640                                 528

ANY OIL PRODUCTION IN NEARBY FIELDS IS NOT INDICATIVE OF THE PRODUCTION THAT MAY BE OBTAINABLE FROM OUR PROSPECT.

We may participate in a well on this acreage with industry partners, on terms not yet determined. If a well is productive, we would drill other wells with our partners.

The lease was originally acquired by Sharon K. Fowler in 2006. There were three criteria used in selecting the lease: a) it is near to known production of oil;
b) it is located in a proven oil producing area; and c) the production potential is from relatively shallow formations, up to 5,000 ft.

FARMOUT TERMS:

Our farmout from Sharon K. Fowler provides that we must commence drilling a well within eighteen months after the date of the farmout or the farmed acreage will revert to Ms. Fowler, however, an extension of the farmout has been executed to extend the performance date to December 31, 2009. Ms. Fowler retains a 5% overriding Royalty on any oil and gas produced and a 10% back-in working interest. There is a 12 1/2% Royalty to State of Wyoming on the lease and a 5% Royalty held by Sharon Fowler, resulting in a 82.5% net revenue interest to us on the lease farmout.

GEOLOGY OF FARMOUT PROSPECT

SECTION 16, T38N, R81W

Our Oil & Gas Lease prospect is located approximately two miles west of the well known, prolific, Salt Creek Field, and one and three quarters miles northwest of the Smokey Gap Field.

Four wells have been drilled within one to one and one-half miles of our prospect, essentially surrounding it. They were all drilled through the Pennsylvanian Tensleep Sandstone, and all had oil shows in the Tensleep Sandstone, but tested water on DST (Drill Stem Test). The Beren Corporation drilled a representative hole in 1978 which was located in the SWSW of Section 8, T38N, R81W (the adjacent Section diagonal to the northwest). This hole tested the Tensleep Sandstone, which was topped at 4,990 feet. The tops of the shallower formations were as follows:

FORMATION TOPS

---------------- ------------- ----------------- -------------- ---------------
NAME             FEET                            NAME           FEET
---------------- ------------- ----------------- -------------- ---------------
Frontier         1798'                           Popo Agie      3743'
---------------- ------------- ----------------- -------------- ---------------
Mowry            2730'                           Crow Mtn       3846'
---------------- ------------- ----------------- -------------- ---------------
Muddy            3013'                           Alcova         3930'
---------------- ------------- ----------------- -------------- ---------------
Dakota           3144'                           Red Peak       3748'
---------------- ------------- ----------------- -------------- ---------------
Lakota           3223'                           Dinwoody       4573'
---------------- ------------- ----------------- -------------- ---------------
Morrison         3330'                           Phosphoria     4638'
---------------- ------------- ----------------- -------------- ---------------
Sundance         3528'                           Tensleep       4990'
---------------- ------------- ----------------- -------------- ---------------

Some gas detector shows were detected in the shallower sands, but nothing significant enough to warrant a DST.

The test holes mentioned above all had oil shows in the Tensleep Sandstone.

FIRST PROPOSED DRILLING LOCATION -  TARGET ZONES

Logs from control wells in the area on our first proposed location sited in the northwest quarter of Section 16 is so located seeking the updip structure from other drilling in the area.

NEW PROSPECT CRITERIA

We will consider the following criteria when evaluating whether to acquire an oil and gas prospect:

1)       proximity to existing production;
2)       depth of existing productions;
3)       location in a known producing region;
4)       whether there is well control data from nearby drill sites;
5)       geologic evaluations by local geologists of production potential;
6)       reasonable cost of acquisition;
7)       term of lease and drilling commitment, if any; and
8)       reasonable drilling cost estimates.

COMPETITION, MARKETS, REGULATION AND TAXATION

COMPETITION.

There are a large number of companies and individuals engaged in the exploration for minerals and oil and gas; accordingly, there is a high degree of competition for desirable properties. Almost all of the companies and individuals so engaged have substantially greater technical and financial resources than we do.

MARKETS.

The availability of a ready market for oil and gas discovered, if any, will depend on numerous factors beyond our control, including the proximity and capacity of refineries, pipelines, and the effect of state regulation of production and of federal regulations of products sold in interstate commerce, and recent intrastate sales. The market price of oil and gas are volatile and beyond our control. The market for natural gas is also unsettled, and gas prices have increased dramatically in the past four years with substantial fluctuation, seasonally and annually.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is no assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in the certain areas of the marketplace due to pipeline capacity, the extent and duration of which is not known. Such oversupply may result in restrictions of purchases by principal gas pipeline purchasers.

EFFECT OF CHANGING INDUSTRY CONDITIONS ON DRILLING ACTIVITY.

Lower oil and gas prices have caused a decline in drilling activity in the U.S. from time to time. However, such reduced activity has also resulted in a decline in drilling costs, lease acquisition costs and equipment costs, and an improvement in the terms under which drilling prospects are generally available. We cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activity in general, or on our ability to generate economic drilling prospects and to raise the necessary funds with which to drill them.

FEDERAL REGULATIONS.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL CONSIDERATION.

Oil and Gas: The oil and gas business in the United States is subject to regulation by both federal and state authorities, particularly with respect to pricing, allowable rates of production, marketing and environmental matters.

The production of crude oil and gas has, in recent years, been the subject of increasing state and federal controls. No assurance can be given that newly imposed or changed federal laws will not adversely affect the economic viability of any oil and gas properties we may acquire in the future. Federal income and "windfall profit" taxes have in the past affected the economic viability of such properties.

The above paragraphs only give a brief overview of potential state and federal regulations. Because we have only acquired specific properties, and because of the wide range of activities in which we may participate, it is impossible to set forth in detail the potential impact federal and state regulations may have on us.

COMPLIANCE WITH ENVIRONMENTAL LAWS AND REGULATIONS.

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date our compliance with these regulations has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

THE  DEPARTMENT OF ENERGY.

The Department of Energy Organization Act (Pub. L. No. 95-91) became effective October 1, 1977. Underthis Act various agencies, including the Federal Energy Administration (FEA) and the Federal Power Commission (FPC), have been consolidated to constitute the cabinet-level Department of Energy (DOE). The Economic Regulatory Administration (ERA), a semi-independent administration within the DOE, now administers most of the regulatory programs formerly managed by the FEA, including oil pricing and allocation. The Federal Energy Regulatory Commission (FERC), an independent agency within the DOE, has assumed the FPC's responsibility for natural gas regulation.

REGULATION AND PRICING OF NATURAL GAS. Our operations may be subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC) with respect to the sale of natural gas for resale in interstate and intrastate commerce. State regulatory agencies may exercise or attempt to exercise similar powers with respect to intrastate sales of gas. Because of its complexity and broad scope, the price impact of future legislation on the operation of us cannot be determined at this time.

CRUDE OIL AND NATURAL GAS LIQUIDS PRICE AND ALLOCATION REGULATION.

Pursuant to Executive Order Number 12287, issued January 28, 1981, President Reagan lifted all existing federal price and allocation controls over the sale and distribution of crude oil and natural gas liquids. Executive Order Number 12287 was made effective as of January 28, 1981, and consequently, sales of crude oil and natural gas liquids after January 27, 1981 are free from federal regulation. The price for such sales and the supplier-purchaser relationship will be determined by private contract and prevailing market conditions. As a result of this action, oil which may be sold by us will be sold at deregulated or free market prices. At various times, certain groups have advocated the reestablishment of regulations and control on the sale of domestic oil and gas.

STATE REGULATIONS.

Our production of oil and gas, if any, will be subject to regulation by state regulatory authorities in the states in which we may produce oil and gas. In general, these regulatory authorities are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Some regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production.

PROPOSED LEGISLATION.

A number of legislative proposals have been and probably will continue to be introduced in Congress and in the legislatures of various states, which, if enacted, would significantly affect the petroleum industries. Such proposals and executive actions involve, among other things, the imposition of land use controls such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas. At present, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have. However, President Clinton's establishment of numerous National Monuments by executive order has had the effect of precluding drilling across vast areas of the Rocky Mountain West.

ENVIRONMENTAL LAWS.

Oil and gas exploration and development are specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing, or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All of our operations involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust, and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, our activities may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to us and delays, interruptions, or a termination of operations, the extent to which cannot now be predicted.

TITLE TO PROPERTIES.

We are not the record owner of our interest in our properties and rely instead on contracts with the owner or operator of the property, pursuant to which, among other things, we have is the right to have our interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time unproved properties or interests are acquired by us. Prior to commencement of drilling operations on such acreage and prior to the acquisition of proved properties, we will conduct a title examination and attempt extremely significant defects before proceeding with operations or the acquisition of proved properties, as we may deem appropriate.

Our properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although we are not aware of any material title defects or disputes with respect to its undeveloped acreage, to the extent such defects or disputes exist, we would suffer title failures.

BACKLOG OF ORDERS.

We currently have no orders for sales at this time.

GOVERNMENT CONTRACTS.

We have no government contracts.

COMPANY SPONSORED RESEARCH AND DEVELOPMENT.

We are not conducting any research.

NUMBER OF PERSONS EMPLOYED.

As of July 15, 2008, we had no full-time employees. Officers and Directors work on an as needed part-time basis up to 5 hours per week.

PLAN OF OPERATIONS

We had no operations prior to and we did not have any revenues during the fiscal year ended December 31, 2007. We did not recognize any income in the year ended December 31, 2006. We have minimal capital, minimal cash, and only our intangible assets consist of our business plan, relationships, contacts and farmout mineral prospect. We are illiquid and need cash infusions from investors or shareholders to provide capital, or loans from any sources.

Our plan of operations is as follows:

MILESTONES

---------------------------------------- -- ------------------------------------------------------------------------
           2nd Quarter 2008                 Completion of Registration Statement
---------------------------------------- -- ------------------------------------------------------------------------
           3rd Quarter 2008                 Closure of Registration Statement; Execution of Geological Evaluation
---------------------------------------- -- ------------------------------------------------------------------------
           4th Quarter 2008                 Permit & Drilling Syndication; Seeking Other Prospects
---------------------------------------- -- ------------------------------------------------------------------------
           1st Quarter 2009                 Commence Drilling Operations; Seeking Additional Capital for Company
---------------------------------------- -- ------------------------------------------------------------------------

Our Budget for operations in next year is as follows:

If all $150,000 in shares offered hereunder are sold, we will receive approximately $125,000 after deducting expenses of the offering currently estimated at $25,000. Funds are intended to be disbursed during the first year as follows:

                                                             MAXIMUM
Geological evaluation of farmout expenses                              $25,000
General and administrative expenses                                    $25,000
Working Capital                                                        $75,000
                                                   ----------------------------
                                                                      $125,000

We will need substantial additional capital to support our proposed future energy operations. We have NO revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.


B.  DESCRIPTION OF PROPERTY

DESCRIPTION OF PROPERTIES/ASSETS/OIL AND GAS PROSPECTS

    (a) Real Estate.                   None.
    (b) Title to properties.           None.
    (c) Oil and Gas Prospects.         Farmout Agreement with Sharon K. Fowler
                                       Natrona County, Wyoming, T38N, R81W,
                                       Section  16  Gross  acres  640,  Net
                                       acres 528
    (d) Patents.                       None.

We do not own any property, real or otherwise.

C.  LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

D.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Currently there is no public trading market for our stock, and we have not applied to have the common stock quoted for trading in any venue. We intend to apply to have the common stock quoted on the OTC Bulletin Board immediately after filing this registration statement. No trading symbol has yet been assigned.

The offering of the shares registered hereby could have a material negative effect on the market price for the stock if it is approved for quotation on the OTC / BB.

RULES GOVERNING LOW-PRICE STOCKS THAT MAY AFFECT OUR SHAREHOLDERS' ABILITY TO RESELL SHARES OF OUR COMMON STOCK
--------------------------------------------------------------------------------

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. After filing the registration statement in which this prospectus is included, we intend to solicit a broker to apply for quotation of common stock on the FINRA's OTC/BB.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

HOLDERS

As of the date of this prospectus, we have 42 shareholders of record of our common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

As of the date of this  prospectus,  our  selling  shareholders  hold  1,030,000
Shares, all of which may be sold pursuant to this Registration Statement, including those of affiliates who own 3,680,000 and officers/directors who own 200,750 in the aggregate.

DIVIDENDS

As of the filing of this prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Wyoming Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

E.  FINANCIAL STATEMENTS

The financial statements of Garner Investments, Inc. appear on pages F-1 through F-28.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)


                              Financial Statements
                       Three Months Ended March 31, 2008

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS


                                                                            March 31,         December 31,
                                                                               2008              2007
                                                                          ---------------   ---------------
                                                                           (Unaudited)        (Audited)

Assets
        Current Assets:
               Cash                                                       $            -    $            -
                                                                          ---------------   ---------------
        Total Current Assets                                                           -                 -
                                                                          ---------------   ---------------

        Other assets:
               Farmout Agreement                                                   3,500             3,500
                                                                          ---------------   ---------------
        Total Other Assets                                                         3,500             3,500
                                                                          ---------------   ---------------

Total Assets                                                              $        3,500    $        3,500
                                                                          ===============   ===============


Liabilities and Stockholders' Equity
        Current liabilities
               Accounts payable                                           $            -    $            -
                                                                          ---------------   ---------------
        Total Current Liabilities                                                      -                 -

Stockholders' Equity
        Common stock, $0.001 par value; 50,000,000 shares
          authorized, 4,280,000 shares issued and outstanding
          at March 31, 2008 and December 31, 2007, respectively                    4,280             4,280
        Additional paid-in capital                                                 5,220             1,470
        Deficit accumulated during the development stage                          (6,000)           (2,250)
                                                                          ---------------   ---------------
               Total Stockholders' Equity                                          3,500             3,500
                                                                          ---------------   ---------------

Total liabilities and stockholders' equity                                $        3,500    $        3,500
                                                                          ===============   ===============


See the notes to these financial statements.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                         For The Three Months Ended             February 13, 1997
                                                                 March 31,                       (Inception) to
                                                          2008                2007               March 31, 2008
                                                    -----------------   -----------------    ------------------------

Revenue:                                            $              -    $              -     $                     -
                                                    -----------------   -----------------    ------------------------

Operational expenses:
         Office expenses                                           -                   -                         665
         Filing fees                                               -                   -                          85
         Audit fees                                            3,750                   -                       5,250
                                                    -----------------   -----------------    ------------------------

                Total operational expenses                     3,750                   -                       6,000
                                                    -----------------   -----------------    ------------------------

Net loss                                            $         (3,750)   $              -     $                (6,000)
                                                    =================   =================    ========================

Per share information

Net loss per common share
         Basic                                      $              *    $              *
         Fully diluted                                             *                   *
                                                    -----------------   -----------------

Weighted average number of common
         stock outstanding                                 4,280,000           1,892,329
                                                    -----------------   -----------------

         * Less than $(0.01) per share.







See the notes to these financial statements.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDER'S EQUITY
                                   (Unaudited)

                                                                                           Deficit accum
                                                                           Additional        During
                                             Common Stock                    paid-in        Development
                                           Number of shares    Amount        Capital         Stage          Totals
                                          ----------------   -----------   ------------   -------------   ------------
Issuance of stock for cash                        480,000    $      480    $     1,020    $          -    $     1,500
Net loss                                                -             -              -            (144)          (144)
                                          ----------------   -----------   ------------   -------------   ------------
Balance - December 31, 1997                       480,000           480          1,020            (144)         1,356
                                          ----------------   -----------   ------------   -------------   ------------

Issuance of stock for cash                        300,000           300            450               -            750
Net loss                                                -             -              -          (1,557)        (1,557)
                                          ----------------   -----------   ------------   -------------   ------------
Balance - December 31, 1998                       780,000           780          1,470          (1,701)           549
                                          ----------------   -----------   ------------   -------------   ------------

Net loss                                                -             -              -            (240)          (240)
                                          ----------------   -----------   ------------   -------------   ------------
Balance - December 31, 1999                       780,000           780          1,470          (1,941)           309
                                          ----------------   -----------   ------------   -------------   ------------

Net loss                                                -             -              -             (50)           (50)
                                          ----------------   -----------   ------------   -------------   ------------
Balance - December 31, 2000                       780,000           780          1,470          (1,991)           259
                                          ----------------   -----------   ------------   -------------   ------------

Net loss                                                -             -              -            (259)          (259)
                                          ----------------   -----------   ------------   -------------   ------------
Balance - December 31, 2001                       780,000           780          1,470          (2,250)             -
                                          ----------------   -----------   ------------   -------------   ------------

Net loss                                                -             -              -               -              -
                                          ----------------   -----------   ------------   -------------   ------------
Balance - December 31, 2002                       780,000           780          1,470          (2,250)             -
                                          ----------------   -----------   ------------   -------------   ------------

Net loss                                                -             -              -               -              -
                                          ----------------   -----------   ------------   -------------   ------------
Balance - December 31, 2003                       780,000           780          1,470          (2,250)             -
                                          ----------------   -----------   ------------   -------------   ------------

Net loss                                                -             -              -               -              -
                                          ----------------   -----------   ------------   -------------   ------------
Balance - December 31, 2004                       780,000           780          1,470          (2,250)             -
                                          ----------------   -----------   ------------   -------------   ------------

Net loss                                                -             -              -               -              -
                                          ----------------   -----------   ------------   -------------   ------------
Balance - December 31, 2005                       780,000           780          1,470          (2,250)             -
                                          ----------------   -----------   ------------   -------------   ------------

Issuance of stock for oil lease                 3,500,000         3,500              -               -          3,500
Net loss                                                -             -              -               -              -
                                          ----------------   -----------   ------------   -------------   ------------
Balance - December 31, 2006                     4,280,000         4,280          1,470          (2,250)         3,500
                                          ----------------   -----------   ------------   -------------   ------------

Net loss                                                -             -              -               -              -
                                          ----------------   -----------   ------------   -------------   ------------
Balance - December 31, 2007                     4,280,000         4,280          1,470          (2,250)         3,500
                                          ----------------   -----------   ------------   -------------   ------------

Shareholder capital contribution                        -             -          3,750               -          3,750
Net loss                                                -             -              -          (3,750)        (3,750)
                                          ----------------   -----------   ------------   -------------   ------------
Balance - March 31, 2008                        4,280,000    $    4,280    $     5,220    $     (6,000)   $     3,500
                                          ================   ===========   ============   =============   ============


See the notes to these financial statements.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                                                         February 13, 1997
                                                                      For the Three Months Ended          (Inception) to
                                                                              March 31,                      March 31,
                                                                        2008              2007                 2008
                                                                   ---------------   ----------------   --------------------
Cash Flows from Operating Activities:
        Net Loss                                                   $       (3,750)   $             -    $            (6,000)

Adjustments to reconcile net loss to net
 cash used in operating activities:                                             -                  -                      -
                                                                   ---------------   ----------------   --------------------

Net Cash Used by Operating Activities                                      (3,750)                 -                 (6,000)
                                                                   ---------------   ----------------   --------------------

Net Cash Used in Investing Activities                                           -                  -                      -
                                                                   ---------------   ----------------   --------------------

Cash Flows from Financing Activities:
        Shareholder payment of accounts payable                             3,750                  -                  3,750
        Proceeds from stock issuance, net of
           issuance costs                                                       -                  -                  2,250
                                                                   ---------------   ----------------   --------------------

Net Cash Provided by Financing Activities                                   3,750                  -                  6,000
                                                                   ---------------   ----------------   --------------------

Net Increase (decrease) in Cash                                                 -                  -                      -

Cash and Cash Equivalents - Beginning of Period                                 -                  -                      -
                                                                   ---------------   ----------------   --------------------

Cash and Cash Equivalents - End of Period                          $            -    $             -    $                 -
                                                                   ===============   ================   ====================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
        Cash paid for interest expense                             $            -                  -    $                 -
                                                                   ===============   ================   ====================
        Cash paid for income taxes                                 $            -                  -    $                 -
                                                                   ===============   ================   ====================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
        ACTIVITIES:
        Issuance of common stock for oil lease                     $            -              3,500    $             3,500
                                                                   ===============   ================   ====================


See the notes to these financial statements.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                    For the Three Months Ended March 31, 2008


NOTE 1 - BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

Garner Investments, Inc. ("the Company") was incorporated in February 13, 1997 in the state of Wyoming. The Company was originally incorporated for the purpose of general investing. Due to an inability to raise adequate financing the Company was forced to cease operations in 2001. On October 12, 2004, the Company filed a Form 15-12G, with the Securities and Exchange Commission ("SEC") to cease its filing obligations under the Securities Act of 1934. On November 14, 2007, the Company filed a Registration Statement on Form SB-2 in order to register its outstanding shares of common stock and resume its SEC filing status.

The Company's fiscal year end is December 31st. The Company's financial statements are presented on the accrual basis of accounting.

BASIS OF PRESENTATION

DEVELOPMENT STAGE COMPANY

The Company has not earned significant revenues from planned operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company", as set forth in Statement of Financial Accounting Standards No. 7 ("SFAS"). Among the disclosures required by SFAS No. 7 are that the Company's financial statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

INTERIM PRESENTATION

In the opinion of the management of the Company, the accompanying unaudited financial statements include all material adjustments, including all normal and recurring adjustments, considered necessary to present fairly the financial position and operating results of the Company for the periods presented. The financial statements and notes do not contain certain information included in the Company's financial statements for the year ended December 31, 2007. It is the Company's opinion that when the interim financial statements are read in conjunction with the December 31, 2007 Audited Financial Statements, the disclosures are adequate to make the information presented not misleading. Interim results are not necessarily indicative of results for a full year or any future period.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                    For the Three Months Ended March 31, 2008

GOING CONCERN

The Company's financial statements for the three months ended March 31, 2008 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported an accumulated deficit of $6,000 as of March 31, 2008. The Company did not recognize revenues from its activities during the three months ended March 31, 2008. These factors raise substantial doubt about the Company's ability to continue as a going concern.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

REVENUE RECOGNITION

The Company recognizes revenue when it is earned and expenses are recognized when they occur.

LOSS PER SHARE

SFAS No. 128, EARNINGS PER SHARE, requires dual presentation of basic and diluted earnings or loss per share (EPS) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                    For the Three Months Ended March 31, 2008


ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASUREMENTS" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement where the FASB has previously determined that under those pronouncements fair value is the appropriate measurement. This statement does not require any new fair value measurements but may require companies to change current practice. This statement is effective for those fiscal years beginning after November 15, 2007 and to the interim periods within those fiscal years. We believe that SFAS No. 157 should not have a material impact on our financial position or results of operations

In February 2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES (SFAS No. 159). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. We believe that SFAS 159 should not have a material impact on our financial position or results of operations

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), BUSINESS COMBINATIONS, or SFAS No. 141R. SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations we engage in will be recorded and disclosed following existing GAAP until January 1, 2009. We expect SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. We are still assessing the impact of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, "NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS--AN AMENDMENT OF ARB NO. 51, OR SFAS NO. 160". SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. We believe that SFAS 160 should not have a material impact on our financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161 DISCLOSURES ABOUT DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 161 requires additional disclosure related to derivatives instruments and hedging activities. The provisions of SFAS No. 161 are effective as of January 1, 2008 and the Company is currently evaluating the impact of adoption.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                    For the Three Months Ended March 31, 2008



NOTE 2 - OTHER ASSETS

In August 2006, the Company issued 3,500,000 shares of its restricted common stock to an unrelated third party in exchange as part of a Farmout Agreement on an oil lease located in Natrona County, Wyoming. The shares were valued at $3,500 at the time of the transaction ($0.001 per share). The Farmout Agreement provides for the Company to retain 75% of the W.I. after payout by drilling a 7,000 foot Madison test. The Company will retain 100% of the W.I. income until payout.

NOTE 3 - STOCKHOLDERS' EQUITY

The authorized capital stock of the Company is 50,000,000 shares of common stock with a $0.001 par value. At December 31, 2007, the Company had 4,280,000 shares of its common stock issued and outstanding. The Company does not have any preferred shares issued or authorized.

During the three months ended March 31, 2008, the Company did not issue any shares of its common stock.

During the three months ended March 31, 2008, a shareholder of the Company paid the Company's outstanding audit fees of $3,750. The Company has treated the payment as a capital contribution and credited Additional Paid In Capital for $3,750.

                            GARNER INVESTMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              Financial Statements
                                December 31, 2007

     (with Report of Independent Registered Public Accounting Firm Thereon)

                           LARRY O'DONNELL, CPA, P.C.

Telephone (303) 745-4545                                2228 South Fraser Street
Fax (303) 369-9384                                                        Unit I
Email larryodonnellcpa@msn.com                            Aurora, Colorado 80014
www.larryodonnellcpa.com



                          INDEPENDENT AUDITOR'S REPORT
Board of Directors
Garner Investments, Inc.

I have audited the accompanying balance sheets of Garner Investments, Inc. as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity(deficit) and cash flows for each of the years then ended and for the period from inception February 13, 1997 to December 31, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garner Investments, Inc. as of December 31, 2007 and 2006, and the results of its operations and cash flows for the two fiscal years then ended and for the period from inception February 13, 1997 to December 31, 2007, in conformity with generally accepted accounting principles in the United States of America.


/s/Larry O'Donnell, CPA, P.C.
-----------------------------
LARRY O'DONNELL, CPA, P.C.
February 26, 2008

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS


                                                                                         December 31,         December 31,
                                                                                             2007                 2006
                                                                                       -----------------    -----------------
ASSETS
         Current Assets:
                 Cash                                                                  $              -     $              -
                                                                                       -----------------    -----------------
         Total Current Assets                                                                         -                    -
                                                                                       -----------------    -----------------

         Other assets:
                 Farmout Agreement                                                                3,500                3,500
                                                                                       -----------------    -----------------
         Total Other Assets                                                                       3,500                3,500
                                                                                       -----------------    -----------------

Total Assets                                                                           $          3,500     $          3,500
                                                                                       =================    =================


LIABILITIES AND STOCKHOLDERS' EQUITY
         Current liabilities
                 Accounts payable                                                      $              -     $              -
                                                                                       -----------------    -----------------
         Total Current Liabilities                                                                    -                    -

Stockholders' Equity
         Common stock, $0.001 par value; 50,000,000 shares authorized, 4,280,000 and 4,280,000 shares issued and outstanding
           at December 31, 2007 and December 31, 2006, respectively                               4,280                4,280
         Additional paid-in capital                                                               1,470                1,470
         Deficit accumulated during the development stage                                        (2,250)              (2,250)
                                                                                       -----------------    -----------------
                 Total Stockholders' Equity                                                       3,500                3,500
                                                                                       -----------------    -----------------

Total liabilities and stockholders' equity                                             $          3,500     $          3,500
                                                                                       =================    =================


See the notes to these financial statements.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS


                                                                For The Year Ended                  February 13, 1997
                                                                   December 31,                       (Inception) to
                                                            2007                 2006               December 31, 2007
                                                      ------------------   ------------------    ------------------------

Revenue:                                              $               -    $               -     $                     -
                                                      ------------------   ------------------    ------------------------

Operational expenses:
         Office expenses                                              -                    -                         665
         Filing fees                                                  -                    -                          85
         Audit fees                                                   -                    -                       1,500
                                                      ------------------   ------------------    ------------------------

                 Total operational expenses                           -                    -                       2,250
                                                      ------------------   ------------------    ------------------------

Net income (Loss)                                     $               -    $               -     $                (2,250)
                                                      ==================   ==================    ========================

Per share information

Net income (loss) per common share
         Basic                                        $               *    $               *
         Fully diluted                                                *                    *
                                                      ------------------   ------------------

Weighted average number of common
         stock outstanding                                    4,280,000            1,892,329
                                                      ------------------   ------------------

         * Less than $(0.01) per share.


See the notes to these financial statements.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                                                           February 13, 1997
                                                                         For The Year Ended                 (Inception) to
                                                                            December 31,                       December 31,
                                                                      2007                2006                   2007
                                                                -----------------   -----------------    ----------------------
Cash Flows from Operating Activities:

         Net Loss                                               $              -    $              -     $              (2,250)

Adjustments to reconcile net loss to net cash used
 in operating activities:
                                                                               -                   -                         -
                                                                -----------------   -----------------    ----------------------

Net Cash Used by Operating Activities                                          -                   -                    (2,250)
                                                                -----------------   -----------------    ----------------------

Net Cash Used in Investing Activities                                          -                   -                         -
                                                                -----------------   -----------------    ----------------------

Cash Flows from Financing Activities:
         Proceeds from stock issuance, net of
         issuance costs                                                        -                   -                     2,250
                                                                -----------------   -----------------    ----------------------

Net Cash Provided by Financing Activities                                      -                   -                     2,250
                                                                -----------------   -----------------    ----------------------

Net Increase (decrease) in Cash                                                -                   -                         -

Cash and Cash Equivalents - Beginning of Period                                -                   -                         -
                                                                -----------------   -----------------    ----------------------

Cash and Cash Equivalents - End of Period                       $              -    $              -     $                   -
                                                                =================   =================    ======================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash paid for interest expense                         $              -                   -     $                   -
                                                                =================   =================    ======================
         Cash paid for income taxes                             $              -                   -     $                   -
                                                                =================   =================    ======================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
         ACTIVITIES:
         Issuance of common stock for oil lease                 $              -               3,500     $               3,500
                                                                =================   =================    ======================


See the notes to these financial statements.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDER'S EQUITY

                                                                                              DEFICIT ACCUM
                                                                             ADDITIONAL           DURING
                                       COMMON STOCK                           PAID-IN          DEVELOPMENT
                                       NUMBER OF SHARES       AMOUNT          CAPITAL             STAGE              TOTALS
                                    -------------------    --------------   -------------    -----------------    -------------
Issuance of stock for cash                     480,000     $         480    $      1,020     $              -     $      1,500
Net loss                                             -                 -               -                 (144)            (144)
                                    -------------------    --------------   -------------    -----------------    -------------
Balance - December 31, 1997                    480,000               480           1,020                 (144)           1,356
                                    -------------------    --------------   -------------    -----------------    -------------

Isssuance of stock for cash                    300,000               300             450                    -              750
Net loss                                             -                 -               -               (1,557)          (1,557)
                                    -------------------    --------------   -------------    -----------------    -------------
Balance - December 31, 1998                    780,000               780           1,470               (1,701)             549
                                    -------------------    --------------   -------------    -----------------    -------------

Net loss                                             -                 -               -                 (240)            (240)
                                    -------------------    --------------   -------------    -----------------    -------------
Balance - December 31, 1999                    780,000               780           1,470               (1,941)             309
                                    -------------------    --------------   -------------    -----------------    -------------

Net loss                                             -                 -               -                  (50)             (50)
                                    -------------------    --------------   -------------    -----------------    -------------
Balance - December 31, 2000                    780,000               780           1,470               (1,991)             259
                                    -------------------    --------------   -------------    -----------------    -------------

Net loss                                             -                 -               -                 (259)            (259)
                                    -------------------    --------------   -------------    -----------------    -------------
Balance - December 31, 2001                    780,000               780           1,470               (2,250)               -
                                    -------------------    --------------   -------------    -----------------    -------------

Net loss                                             -                 -               -                    -                -
                                    -------------------    --------------   -------------    -----------------    -------------
Balance - December 31, 2002                    780,000               780           1,470               (2,250)               -
                                    -------------------    --------------   -------------    -----------------    -------------

Net loss                                             -                 -               -                    -                -
                                    -------------------    --------------   -------------    -----------------    -------------
Balance - December 31, 2003                    780,000               780           1,470               (2,250)               -
                                    -------------------    --------------   -------------    -----------------    -------------

Net loss                                             -                 -               -                    -                -
                                    -------------------    --------------   -------------    -----------------    -------------
Balance - December 31, 2004                    780,000               780           1,470               (2,250)               -
                                    -------------------    --------------   -------------    -----------------    -------------

Net loss                                             -                 -               -                    -                -
                                    -------------------    --------------   -------------    -----------------    -------------
Balance - December 31, 2005                    780,000               780           1,470               (2,250)               -
                                    -------------------    --------------   -------------    -----------------    -------------

Issuance of stock for oil lease              3,500,000             3,500               -                    -            3,500
Net loss                                             -                 -               -                    -                -
                                    -------------------    --------------   -------------    -----------------    -------------
Balance - December 31, 2006                  4,280,000             4,280           1,470               (2,250)           3,500
                                    -------------------    --------------   -------------    -----------------    -------------

Net loss                                             -                 -               -                    -                -
                                    -------------------    --------------   -------------    -----------------    -------------
Balance - December 31, 2007                  4,280,000     $       4,280    $      1,470     $         (2,250)    $      3,500
                                    ===================    ==============   =============    =================    =============


See the notes to these financial statements.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      For the Year Ended December 31, 2007


NOTE 1 - BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

Garner Investments, Inc. ("the Company") was incorporated in February 13, 1997 in the state of Wyoming. The Company was originally incorporated for the purpose of general investing. Due to an inability to raise adequate financing the Company was forced to cease operations in 2001. On October 12, 2004, the Company filed a Form 15-12G, with the Securities and Exchange Commission ("SEC") to cease its filing obligations under the Securities Act of 1934. On November 14, 2007, the Company filed a Registration Statement on Form SB-2 in order to register its outstanding shares of common stock and resume its SEC filing status.

The Company's fiscal year end is December 31st. The Company's financial statements are presented on the accrual basis of accounting.

BASIS OF PRESENTATION

DEVELOPMENT STAGE COMPANY

The Company has not earned significant revenues from planned operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company", as set forth in Statement of Financial Accounting Standards No. 7 ("SFAS"). Among the disclosures required by SFAS No. 7 are that the Company's financial statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

GOING CONCERN

The Company's financial statements for the year ended December 31, 2007 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported an accumulated deficit of $2,250 as of December 31, 2007. The Company did not recognize revenues from its activities during the year ended December 31, 2007. These factors raise substantial doubt about the Company's ability to continue as a going concern.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

REVENUE RECOGNITION

The Company recognizes revenue when it is earned and expenses are recognized when they occur.

LOSS PER SHARE

SFAS No. 128, EARNINGS PER SHARE, requires dual presentation of basic and diluted earnings or loss per share (EPS) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable of deductive amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

ACCOUNTING PRONOUNCEMENTS

In June 2006, the FASB issued Interpretation ("FIN") No. 48, "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES--AN INTERPRETATION OF FASB STATEMENT NO. 109." This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. We believe that FIN No. 48 should not have a material impact on our financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASUREMENTS" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement where the FASB has previously determined that under those pronouncements fair value is the appropriate measurement. This statement does not require any new fair value measurements but may require companies to change current practice. This statement is effective for those fiscal years beginning after November 15, 2007 and to the interim periods within those fiscal years. We believe that SFAS No. 157 should not have a material impact on our financial position or results of operations

In September 2006, FASB issued SFAS No. 158, "EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS" ("SFAS No. 158"). SFAS No. 158 requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position, recognize changes in that funded status in the year in which the changes occur through comprehensive income and measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year. The provisions of SFAS No. 158 are effective for fiscal years ending after December 15, 2006. We believe that SFAS No. 158 should not have a material impact on our financial position or results of operations.

In  September  2006,  the  SEC  issued  Staff   Accounting   Bulletin  No.  108,
"CONSIDERING THE EFFECTS OF PRIOR YEAR MISSTATEMENTS WHEN QUANTIFYING MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS" ("SAB 108"). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statements and related financial statement disclosure using both the rollover approach and the iron curtain approach. The requirements of SAB 108 are effective for annual financial statements covering the first fiscal year ending after November 15, 2006. SFAS No. 158 has not had a material impact on our financial position or results of operations.

In July 2006, the FASB issued FASB Interpretation No. 48, "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES, AN INTERPRETATION OF FASB STATEMENT NO. 109" ("FIN 48"). FIN 48 prescribes the minimum accounting and disclosure requirements of uncertain tax positions. FIN 48 also provides guidance on the de-recognition, measurement, classification, interest and penalties, and transition of uncertain tax positions. FIN 48 is effective for fiscal periods beginning after December 15, 2006. We believe that FIN 48 should not have a material impact on our financial position or results of operations

In February 2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES (SFAS No. 159). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. We believe that SFAS 159 should not have a material impact on our financial position or results of operations

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), BUSINESS COMBINATIONS, or SFAS No. 141R. SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations we engage in will be recorded and disclosed following existing GAAP until January 1, 2009. We expect SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. We are still assessing the impact of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, "NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS--AN AMENDMENT OF ARB NO. 51, OR SFAS NO. 160". SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. We believe that SFAS 160 should not have a material impact on our financial position or results of operations.

NOTE 3 - OTHER ASSETS

In August 2006, the Company issued 3,500,000 shares of its restricted common stock to an unrelated third party in exchange as part of a Farmout Agreement on an oil lease located in Natrona County, Wyoming. The shares were valued at $3,500 at the time of the transaction ($0.001 per share). The Farmout Agreement provides for the Company to retain 75% of the W.I. after payout by drilling a 7,000 foot Madison test. The Company will retain 100% of the W.I. income until payout.

NOTE 4 - STOCKHOLDERS' EQUITY

The authorized capital stock of the Company is 50,000,000 shares of common stock with a $0.001 par value. At December 31, 2007, the Company had 4,280,000 shares of its common stock issued and outstanding. The Company does not have any preferred shares issued or authorized.

During the year ended December 31, 2007, the Company did not issue any shares of its common stock.

NOTE 5 - INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable of deductive amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

At December 31, 2007, the Company has financial reporting and net operating loss carry forwards of approximately $2,250 for which the tax effect has not been recognized for financial purposes. Such losses expire in 2013, if not utilized earlier.

                            GARNER INVESTMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              Financial Statements
                                December 31, 2006

     (with Report of Independent Registered Public Accounting Firm Thereon)

                           Larry O'Donnell, CPA, P.C.
Telephone (303) 745-4545                                2228 South Fraser Street
                                                                          Unit 1
                                                          Aurora, Colorado 80014

INDEPENDENT AUDITOR'S REPORT
Board of Directors
Garner Investments, Inc.

I have audited the accompanying balance sheets of Garner Investments, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders' equity(deficit) and cash flows for each of the years then ended and for the period from inception February 13, 1997 to December 31, 2006. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garner Investments, Inc. as of December 31, 2006 and 2005, and the results of its operations and cash flows for the two fiscal years then ended and for the period from inception February 13, 1997 to December 31, 2006, in conformity with generally accepted accounting principles in the United States of America.

/s/Larry O'Donnell
-----------------------------
LARRY O'DONNELL, CPA, P.C.
August 23, 2007

                            GARNER INVESTMENTS, INC.
                         (A Development Stage Company)
                                 Balance Sheet

                                                                           December 31,     December 31,
                                                                               2006              2005
                                                                          ---------------   ---------------
                                                                             Audited           Audited
Assets
        Current Assets:
               Cash                                                       $            -    $            -
                                                                          ---------------   ---------------
        Total Current Assets                                                           -                 -
                                                                          ---------------   ---------------

        Other assets:
               Farmout Agreement                                                   3,500                 -
                                                                          ---------------   ---------------
        Total Other Assets                                                         3,500                 -
                                                                          ---------------   ---------------

Total Assets                                                              $        3,500    $            -
                                                                          ===============   ===============


Liabilities and Stockholders' Deficit
        Current liabilities
               Accounts payable                                           $            -    $            -
                                                                          ---------------   ---------------
        Total Current Liabilities                                                      -                 -

Stockholders' Equity
        Common stock, $0.001 par value;  50,000,000 shares authorized  4,280,000 and 780,000 shares issued and outstanding
          at December 31, 2006 and 2005, respectively                              4,280               780
        Additional paid-in capital                                                 1,470             1,470
        Deficit accumulated during the development stage                          (2,250)           (2,250)
                                                                          ---------------   ---------------
               Total Stockholders' Equity                                          3,500                 -
                                                                          ---------------   ---------------

Total liabilities and stockholders' equity                                $        3,500    $            -
                                                                          ===============   ===============


   The accompanying notes are an integral part of these financial statements.

                            GARNER INVESTMENTS, INC.
                         (A Development Stage Company)
                            Statements of Operations

                                                                        Years Ended                    February 13, 1997
                                                                        December 31,                    (Inception) to
                                                                  2006                 2005            December 31, 2006
                                                            -----------------    -----------------   -----------------------

Revenue:                                                    $              -     $              -    $                    -
                                                            -----------------    -----------------   -----------------------

Operational expenses:
         Office expenses                                                   -                    -                       665
         Filing fees                                                       -                    -                        85
         Audit fees                                                        -                    -                     1,500
                                                            -----------------    -----------------   -----------------------

                Total operational expenses                                 -                    -                     2,250
                                                            -----------------    -----------------   -----------------------

Net income (Loss)                                           $              -     $              -    $               (2,250)
                                                            =================    =================   =======================

Per share information

Net income (loss) per common share
         Basic                                              $              *     $              *
         Fully diluted                                                     *                    *
                                                            -----------------    -----------------

Weighted average number of common
         stock outstanding                                                                780,000
                                                            -----------------    -----------------

         * Less than $(0.01) per share.




  The accompanying notes are an integral part of these financial statements.

                            GARNER INVESTMENTS, INC.
                         (A Development Stage Company)
                            Statements of Cash Flows

                                                                                                          February 13, 1997
                                                                              Years Ended                  (Inception) to
                                                                              December 31,                   December 31,
                                                                         2006              2005                 2006
                                                                    ---------------   ----------------   --------------------

Cash Flows from Operating Activities:
         Net Loss                                                   $            -    $             -    $            (2,250)

Adjustments to reconcile net loss to net cash used in operating activities:
                                                                                 -                  -                      -
                                                                    ---------------   ----------------   --------------------

Net Cash Used by Operating Activities                                            -                  -                 (2,250)
                                                                    ---------------   ----------------   --------------------

Net Cash Used in Investing Activities                                            -                  -                      -
                                                                    ---------------   ----------------   --------------------

Cash Flows from Financing Activities:
         Proceeds from stock issuance, net of
         issuance costs                                                          -                  -                  2,250
                                                                    ---------------   ----------------   --------------------

Net Cash Provided by Financing Activities                                        -                  -                  2,250
                                                                    ---------------   ----------------   --------------------

Net Increase (decrease) in Cash                                                  -                  -                      -

Cash and Cash Equivalents - Beginning of Period                                  -                  -                      -
                                                                    ---------------   ----------------   --------------------

Cash and Cash Equivalents - End of Period                           $            -    $             -    $                 -
                                                                    ===============   ================   ====================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash paid for interest expense                             $            -    $             -    $                 -
                                                                    ===============   ================   ====================
         Cash paid for income taxes                                 $            -    $             -    $                 -
                                                                    ===============   ================   ====================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
         ACTIVITIES:
         Issuance of common stock for oil lease                     $        3,500    $             -    $             3,500
                                                                    ===============   ================   ====================


  The accompanying notes are an integral part of these financial statements.

                            GARNER INVESTMENTS, INC.
                         (A Development Stage Company)
                       Statement of Stockholders' Equity
                               December 31, 2006

                                                                                                  Deficit accum
                                                                                   Additional         During
                                                  Common Stock                      paid-in        Development
                                                Number of shares     Amount         Capital           Stage            Totals
                                              ---------------------------------    -----------    ---------------   -------------

Balance - February 13, 1997                                  -     $         -     $        -     $            -    $          -
Issuance of stock for cash                             480,000             480          1,020                  -           1,500
Net loss                                                     -               -              -               (144)           (144)
                                              -----------------    ------------    -----------    ---------------   -------------
Balance - December 31, 1997                            480,000             480          1,020               (144)          1,356
                                              -----------------    ------------    -----------    ---------------   -------------

Issuance of stock for cash                             300,000             300            450                  -             750
Net loss                                                     -               -              -             (1,557)         (1,557)
                                              -----------------    ------------    -----------    ---------------   -------------
Balance - December 31, 1998                            780,000             780          1,470             (1,701)            549
                                              -----------------    ------------    -----------    ---------------   -------------

Net loss                                                     -               -              -               (240)           (240)
                                              -----------------    ------------    -----------    ---------------   -------------
Balance - December 31, 1999                            780,000             780          1,470             (1,941)            309
                                              -----------------    ------------    -----------    ---------------   -------------

Net loss                                                     -               -              -                (50)            (50)
                                              -----------------    ------------    -----------    ---------------   -------------
Balance - December 31, 2000                            780,000             780          1,470             (1,991)            259
                                              -----------------    ------------    -----------    ---------------   -------------

Net loss                                                     -               -              -               (259)           (259)
                                              -----------------    ------------    -----------    ---------------   -------------
Balance - December 31, 2001                            780,000             780          1,470             (2,250)              -
                                              -----------------    ------------    -----------    ---------------   -------------

Net loss                                                     -               -              -                  -               -
                                              -----------------    ------------    -----------    ---------------   -------------
Balance - December 31, 2002                            780,000             780          1,470             (2,250)              -
                                              -----------------    ------------    -----------    ---------------   -------------

Net loss                                                     -               -              -                  -               -
                                              -----------------    ------------    -----------    ---------------   -------------
Balance - December 31, 2003                            780,000             780          1,470             (2,250)              -
                                              -----------------    ------------    -----------    ---------------   -------------

Net loss                                                     -               -              -                  -               -
                                              -----------------    ------------    -----------    ---------------   -------------
Balance - December 31, 2004                            780,000             780          1,470             (2,250)              -
                                              -----------------    ------------    -----------    ---------------   -------------

Net loss                                                     -               -              -                  -               -
                                              -----------------    ------------    -----------    ---------------   -------------
Balance - December 31, 2005                            780,000             780          1,470             (2,250)              -
                                              -----------------    ------------    -----------    ---------------   -------------

Issuance of stock for oil lease                      3,500,000           3,500              -                  -           3,500
Net loss                                                     -               -              -                  -               -
                                              -----------------    ------------    -----------    ---------------   -------------
Balance - December 31, 2006                          4,280,000     $     4,280     $    1,470     $       (2,250)   $      3,500
                                              =================    ============    ===========    ===============   =============

  The accompanying notes are an integral part of these financial statements.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      For the Year Ended December 31, 2006


NOTE 1 - BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

Garner Investments, Inc. ("the Company") was incorporated in February 13, 1997 in the state of Wyoming. The Company was originally incorporated for the purpose of general investing. Due to an inability to raise adequate financing the Company was forced to cease operations in 2001. On October 12, 2004, the Company filed a Form 15-12G, with the Securities and Exchange Commission ("SEC") to cease its filing obligations under the Securities Act of 1934.

The Company's fiscal year end is December 31st. The Company's financial statements are presented on the accrual basis of accounting.

BASIS OF PRESENTATION

DEVELOPMENT STAGE COMPANY

The Company has not earned significant revenues from planned operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company", as set forth in Statement of Financial Accounting Standards No. 7 ("SFAS"). Among the disclosures required by SFAS No. 7 are that the Company's financial statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

GOING CONCERN

The Company's financial statements for the year ended December 31, 2006 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported an accumulated deficit of $2,250 as of December 31, 2006. The Company did not recognize revenues from its activities during the year ended December 31, 2006. These factors raise substantial doubt about the Company's ability to continue as a going concern.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      For the Year Ended December 31, 2006

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

REVENUE RECOGNITION

The Company recognizes revenue when it is earned and expenses are recognized when they occur.

LOSS PER SHARE

SFAS No. 128, EARNINGS PER SHARE, requires dual presentation of basic and diluted earnings or loss per share (EPS) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable of deductive amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for the Company for its fiscal year beginning on July 1, 2008. The Company is currently assessing the impact the adoption of SFAS No. 157 will have on its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin (SAB) No. 108 in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the Company's financial statements and the related financial statement disclosures. SAB No. 108 is effective for the Company for its current fiscal year. The adoption of SAB No. 108 did not have an impact on the Company's financial statements.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      For the Year Ended December 31, 2006

On February 15, 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115." This standard permits an entity to measure many financial instruments and certain other items at estimated fair value. Most of the provisions of SFAS No. 115 ("Accounting for Certain Investments in Debt and Equity Securities) apply to all entities that own trading and available-for-sale securities. The fair value option created by SFAS No. 159 permits an entity to measure eligible items at fair value as of specified election dates. Among others, eligible items exclude (1) financial instruments classified (partially or in total) as permanent or temporary stockholders' equity (such as a convertible debt security with a non-contingent beneficial conversion feature) and (2) investments in subsidiaries and interests in variable interests that must be consolidated.

A for-profit business entity will be required to report unrealized gains and losses on items for which the fair value option has been elected in its statements of operations at each subsequent reposting date. The fair value option (a) may generally be applied instrument by instruments, (b) is irrevocable unless a new elections date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. The Company has not yet evaluated the effect that the application of SFAS No. 159, may have, if any, on its future results of operations and financial condition.

NOTE 2 - STOCKHOLDERS' EQUITY

The authorized capital stock of the Company is 50,000,000 shares of common stock with a $0.001 par value. At December 31, 2006, the Company had 780,000 shares of its common stock issued and outstanding. The Company does not have any preferred shares issued or authorized.

NOTE 3 - INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable of deductive amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

At December 31, 2006, the Company has financial reporting and net operating loss carry forwards of approximately $2,250 for which the tax effect has not been recognized for financial purposes. Such losses expire in 2013, if not utilized earlier.

NOTE 4 - STOCKHOLDERS' EQUITY

In August 2006, the Company issued 3,500,000 shares of its restricted common stock to an unrelated third party in exchange as part of a Farmout Agreement on an oil lease located in Natrona County, Wyoming. The shares were valued at $3,500 at the time of the transaction ($0.001 per share). The Farmout Agreement provides for the Company to retain 75% of the W.I. after payout by drilling a 7,000 foot Madison test. The Company will retain 100% of the W.I. income until payout.

F.  SELECTED FINANCIAL INFORMATION

Not applicable.


G.  SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.


H. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

RESULTS OF OPERATIONS

FOR THE YEAR ENDED  DECEMBER  31, 2007  COMPARED TO THE YEAR ENDED  DECEMBER 31,
2006

During the years ended December 31, 2007 and 2006, we did not have revenues or expenses, due to our lack of operations, as explained above.

FOR THE YEAR ENDED  DECEMBER  31, 2006  COMPARED TO THE YEAR ENDED  DECEMBER 31,
2005.

During the year s ended December 31, 2006 and 2005, we did not have revenues or expenses, due to our lack of operations, as explained above.

LIQUIDITY

We have no cash or other liquid assets at December 31, 2007 and at December 31, 2006. We will be reliant upon shareholder loans or private placements of equity to fund any kind of operations. We have secured no sources of loans or private placements, at this time. Due to its lack of funds, the Company did not have any cash flows during the year ended December 31, 2007 or during the year ended December 31, 2006.

During the year ended December 31, 2006, the Company issued 3,500,000 shares of its restricted common stock to an unrelated third party in exchange as part of a Farmout Agreement on an oil lease located in Natrona County, Wyoming. The shares were valued at $3,500 at the time of the transaction ($0.001 per share). The Farmout Agreement provides for the Company to retain 75% of the W.I. after payout by drilling a 7,000 foot Madison test. The Company will retain 100% of the W.I. income until payout.

SHORT TERM.

On a short-term basis, we have not generated any revenue or revenues sufficient to cover operations. Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as we continue exploration activities. For short term needs we will be dependent on receipt, if any, of offering proceeds.

Our assets consist of a farmout agreement valued at $3,500 at December 31, 2007. Our total liabilities are $0 at December 31, 2007.

CAPITAL RESOURCES

We have only common stock as our capital resource.

We have no material commitments for capital expenditures within the next year, however if operations are commenced, substantial capital will be needed to pay for participation, investigation, exploration, acquisition and working capital.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our cash needs. We will have to seek loans or equity placements to cover such cash needs. Once exploration commences, our needs for additional financing is likely to increase substantially.

No commitments to provide additional funds have been made by our management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

We will need substantial additional capital to support our proposed future energy operations. We have NO revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

LIMITED FINANCING.
-----------------

Assuming that all our shares hereby offered to the public are sold, of which there is no assurance, the monies raised by the offering may not be sufficient for our continued operations. There is no assurance that we will achieve additional monies or financing will be available in the future or, if available, will be at favorable terms. In the event that some amount of the shares are sold to permit us, but less than all of the shares offered hereby are sold, we will have substantially less funds available to engage in the oil and gas exploration business, and we will limit our business to lease acquisitions, and joint venture syndication for drilling.
(See "Our Business Summary")

We may borrow money to finance our future operations, although we do not currently contemplate doing so. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although it does not currently contemplate doing so. Any such issuance will reduce the control of previous investors (see "Risk Factor - Control") and may result in substantial additional dilution to investors purchasing shares from this offering.

We may attempt to conserve our available funds by acquiring properties through options or long-term purchase contracts. If we are financially unable to make contract commitments under farmout agreements when due, we could be forced to forfeit all of our interests in such properties.

MANAGEMENTS' DISCUSSION AND ANALYSIS - FOR THE THREE MONTHS ENDED MARCH 31, 2008

THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS REPORT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" ON PAGE 6 AND ELSEWHERE IN THIS REPORT.

PLAN OF OPERATIONS

We had we had no revenues during the three months ended March 31, 2008. We have minimal capital, minimal cash, and only our intangible assets consisting of our business plan, relationships, contacts and farmout mineral prospect. We are illiquid and need cash infusions from investors or shareholders to provide capital, or loans from any sources.

During the three months ended March 31, 2008, our operations were focused on the filing of our Registration Statement on Form S-1, the maintenance of our accounting records and the beginnings of geological evaluations.

We will need substantial additional capital to support our proposed future energy operations. We have NO revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

The independent registered public accounting firm's report on the Company's financial statements as of December 31, 2007, and for each of the years in the two-year period then ended, includes a "going concern" explanatory paragraph, that describes substantial doubt about the Company's ability to continue as a going concern.

RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2008 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2007

During the three months ended March 31, 2008 and 2007, we did not recognize any revenues from our operations.

During the three months ended March 31, 2008, we incurred general and administrative expenses of $3,750 compared to $0 during the three months ended March 31, 2007. The increase of $3,750 was a result of the performance of the audit of our December 31, 2007 financial statements. A shareholder of the Company paid the Company's outstanding audit fees of $3,750. The Company has treated the payment as a capital contribution and credited Additional Paid in Capital for $3,750.

During the three months ended March 31, 2008, we incurred a net loss of $3,750 compared to $0 during the three months ended March 31, 2007. The increase of $3,750 is a direct result of the $3,750 increase in general and administrative expenses as explained above.

LIQUIDITY

We have no cash or other liquid assets at March 31, 2008, and we will be reliant upon shareholder loans or private placements of equity to fund any kind of operations. We have secured no sources of loans or private placements at this time.

Due to our lack of operations during the year ended December 31, 2007, we did not have any cash flow activity during the three months ended March 31, 2007.

During the three months ended March 31, 2008, we used $3,750 in operating activities. During the three months ended March 31, 2008, we recognized a net loss of $3,750, which was not adjusted for any non-cash items. During the three months ended March 31, 2008, we did not use or receive any funds from investment activities.

During the three months ended March 31, 2008, a shareholder of the Company paid the Company's outstanding audit fees of $3,750. The Company has treated the payment as a capital contribution and credited Additional Paid in Capital for $3,750.

SHORT TERM

On a short-term basis, we do not generate any revenue or revenues sufficient to cover operations. Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as it seeks explore. For short term needs we will be dependent on receipt, if any, of offering proceeds.

Our assets and liabilities were $0 as of March 31, 2008.

CAPITAL RESOURCES

We have only common stock as our capital resource.

We have no material commitments for capital expenditures within the next year, however if operations are commenced, substantial capital will be needed to pay for participation, investigation, exploration, acquisition and working capital.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our cash needs. We will have to seek loans or equity placements to cover such cash needs. Once exploration commences, our needs for additional financing is likely to increase substantially.

No commitments to provide additional funds have been made by our management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

I. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Not applicable.

j.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

K.  DIRECTORS AND EXECUTIVE OFFICERS

------------------------------- ---------------------------- ---------------------------- ----------------------------
             NAME                           AGE                       POSITION                       TERM
------------------------------- ---------------------------- ---------------------------- ----------------------------
Roy C. Smith                    52                           President and Director       Annual
------------------------------- ---------------------------- ---------------------------- ----------------------------
Michael R. Butler               54                           Secretary/Treasurer and      Annual
                                                             Director
------------------------------- ---------------------------- ---------------------------- ----------------------------
Z.S. Merritt                    80                           Director                     Annual
------------------------------- ---------------------------- ---------------------------- ----------------------------

ROY C. SMITH, age 52, has been President and a Director of Garner Investments, Inc. since 2006. Mr. Smith attended the University of Wyoming and Casper College. He earned an A.S.S. in Marketing. He began his career in the Oil and Gas business with his father Charles B. Smith in Gillette, Wyoming. From 1978 until present he has been a self-employed independent Landman.

MICHAEL R. BUTLER, age 54, is Secretary/Treasurer and a Director of Garner Investments, Inc. Mr. Butler was employed for 19 years by Amoco Production Company, an oil and gas producing company operating in the state of Wyoming. In 1997 and 1998, Mr. Butler has owned and operated a farm/ranch west of Casper, Wyoming. Mr. Butler has been trained in and has experience in waterflood injection, oil and gas producing operations, maintenance, and wetland development. Mr. Butler is a Director of Hindsight, Inc. dba Oil City Printers, a commercial printing business (since 1988). Mr. Butler was a Director and Secretary/Treasurer of The Art Boutique, Inc. (1996 to 2003), Phillips 44, Inc., (1998 - 2001) and Tempus, Inc. (1997 - 2000).

Z.S. MERRITT, age 80 is a Director of Garner Investments, Inc. Mr. Merritt attended the University of Wyoming as a Geology Major. He received a BS Degree in 1954 and an MA Degree in 1958. From 1978 to 1994 Mr. Merritt worked with Viable Resources, Inc. as an Exploration Manager, Officer and Director. Mr. Merritt has been an independent consulting Geologist and Landman in Wyoming since 1994.

Our officers are spending up to 5 hours per week on our business at this time.

CONFLICTS OF INTEREST - GENERAL.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While each officer and director of our business is engaged in business activities outside of our business, the amount of time they devote to our business will be up to approximately 5 hours per week.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

PROJECTED STAFF

STAFFING

Currently, we have no employees aside from the President who is part time. This lean staffing is possible in this phase because of our determination to outsource all operating functions. Our staff positions will be filled as budget allows and business demands require, and the positions may be altered in response to business needs.

L.  EXECUTIVE AND DIRECTORS COMPENSATION

                                  COMPENSATION

The following table sets forth certain information concerning compensation of the President and our most highly compensated executive officers for the fiscal year ended December 31, 2007 the ("Named Executive Officers"):

                      SUMMARY EXECUTIVES COMPENSATION TABLE

-------------- -------- -------- -------- --------- --------- --------------- ---------------- --------------- -------
                                                                NON-EQUITY     NON-QUALIFIED
                                                                INCENTIVE        DEFERRED
                                          STOCK     OPTION         PLAN        COMPENSATION      ALL OTHER
   NAME &               SALARY    BONUS    AWARDS    AWARDS    COMPENSATION      EARNINGS       COMPENSATION   TOTAL
  POSITION      YEAR      ($)      ($)      ($)       ($)          ($)              ($)             ($)         ($)
-------------- -------- -------- -------- --------- --------- --------------- ---------------- --------------- -------
-------------- -------- -------- -------- --------- --------- --------------- ---------------- --------------- -------
Roy C.          2006       0        0        0         0            0                0               0           0
Smith,
President
-------------- -------- -------- -------- --------- --------- --------------- ---------------- --------------- -------
                2007       0        0        0         0            0                0               0           0
-------------- -------- -------- -------- --------- --------- --------------- ---------------- --------------- -------
-------------- -------- -------- -------- --------- --------- --------------- ---------------- --------------- -------
Michael R.
Butler,
Secretary       2006       0        0        0         0            0                0               0           0
and Treasurer
-------------- -------- -------- -------- --------- --------- --------------- ---------------- --------------- -------
                2007       0        0        0         0            0                0               0           0
-------------- -------- -------- -------- --------- --------- --------------- ---------------- --------------- -------
-------------- -------- -------- -------- --------- --------- --------------- ---------------- --------------- -------


                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards held by the President and our most highly compensated executive officers for the fiscal year ended December 31, 2007 (the "Named Executive Officers"):

------------- ----------------------------------------------------------- --------------------------------------------
                           OPTION AWARDS STOCK AWARDS
------------- ----------------------------------------------------------- --------------------------------------------
------------- ----------- ------------ ----------- ----------- ---------- ---------- ---------- ----------- ----------
                                                                                                            Equity
                                                                                                            incentive
                                       Equity                                                               plan
                                       incentive                                                Equity      awards:
                                       plan                                                     incentive   Market
                                       awards:                                                  plan        or
              Number of    Number of   Number of                          Number     Market     awards:     payout
              securities  securities   securities                         of         value of   Number of   value of
              underlying  underlying   underlying                         shares     shares     unearned    unearned
              unexercised unexercised  unexercised Option      Option     or units   of units   shares,     shares,
              options       options    unearned    exercise    expiration of stock   of stock   units or    units or
    Name      (#)             (#)       options      price       date     that       that       other       others
              exercisable unexercisable   (#)         ($)                 have not   have not   rights      rights
                                                                           vested     vested    that have   that
                                                                             (#)        ($)     not         have not
                                                                                                vested (#)   vested
                                                                                                               ($)
------------- ----------- ------------ ----------- ----------- ---------- ---------- ---------- ----------- ----------
------------- ----------- ------------ ----------- ----------- ---------- ---------- ---------- ----------- ----------
Roy C.            0            0           0           0           0          0          0          0           0
Smith,
President
------------- ----------- ------------ ----------- ----------- ---------- ---------- ---------- ----------- ----------
------------- ----------- ------------ ----------- ----------- ---------- ---------- ---------- ----------- ----------
Michael R.        0            0           0           0           0          0          0          0           0
Butler,
Secretary
and
Treasurer
------------- ----------- ------------ ----------- ----------- ---------- ---------- ---------- ----------- ----------
------------- ----------- ------------ ----------- ----------- ---------- ---------- ---------- ----------- ----------

                              DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives Compensation Table" during the year ended December 31, 2007:

---------------- ------------- ------------- ------------- --------------- -------------- -------------- -------------
                                                                           Non-qualified
                                                             Non-equity      deferred
                 Fees earned                                 incentive     compensation     All other
                  or paid in      Stock         Option          plan         earnings     compensation      Total
     Name            cash       awards ($)    awards ($)    compensation        ($)            ($)           ($)
                     ($)                                        ($)
---------------- ------------- ------------- ------------- --------------- -------------- -------------- -------------
---------------- ------------- ------------- ------------- --------------- -------------- -------------- -------------
Roy C. Smith        $ -0-         $ -0-         $ -0-          $ -0-           $ -0-          $ -0-         $ -0-
---------------- ------------- ------------- ------------- --------------- -------------- -------------- -------------
---------------- ------------- ------------- ------------- --------------- -------------- -------------- -------------
Michael R.          $ -0-         $ -0-         $ -0-          $ -0-           $ -0-          $ -0-         $ -0-
Butler
---------------- ------------- ------------- ------------- --------------- -------------- -------------- -------------
---------------- ------------- ------------- ------------- --------------- -------------- -------------- -------------
Z.S. Merritt        $ -0-         $ -0-          $-0-          $ -0-           $-0-           $ -0-         $ -0-
---------------- ------------- ------------- ------------- --------------- -------------- -------------- -------------
---------------- ------------- ------------- ------------- --------------- -------------- -------------- -------------

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests. Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest. To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests. Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us. Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

Directors receive no compensation for serving.

m. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF DECEMBER 31, 2007

(a)      Beneficial owners of five percent (5%) or greater, of our common stock.

There are currently 50,000,000 common shares authorized of which 4,280,000 are outstanding.

The following sets forth information with respect to ownership by holders of more than five percent (5%) of our common stock:

   TITLE OF CLASS         NAME AND ADDRESS OF        AMOUNT AND NATURE   PRE-OFFERING PERCENT       POST-OFFERING
                            BENEFICIAL OWNER        OF BENEFICIAL OWNER*       OF CLASS           PERCENT OF CLASS
                                                                                                    (POST RESALE)

--------------------- ----------------------------- -------------------- ---------------------- ----------------------
Common shares         Sharon K. Fowler                        3,680,000                  85.5%               79.9%
                      13816 E. Meadow Lane
                      Evansville, WY  82636
                      (includes Robert G. Fowler
                       - husband of Sharon K.
                      Fowler who owns 170,000
                      shares)
                                                    -------------------- ---------------------- ----------------------
                      TOTAL                                   3,680,000                  85.5%               79.9%
----------------

* BENEFICIAL  OWNERSHIP OF EACH PERSON IS SHOWN AS CALCULATED IN ACCORDANCE WITH
RULE 13D-3 OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH INCLUDES ALL SECURITIES
THAT THE PERSON,  DIRECTLY,  OR  INDIRECTLY  THROUGH AN  CONTRACT,  ARRANGEMENT,
UNDERSTANDING,  RELATIONSHIP  OR  OTHERWISE  HAS OR SHARES  VOTING  POWER  WHICH
INCLUDES  THE POWER TO VOTE OR DIRECT THE VOTING OF A  SECURITY,  OR  INVESTMENT
POWER,  WHICH INCLUDES THE POWER TO DISPOSE,  OR DIRECT THE  DISPOSITION OF SUCH
SECURITY.

         (b) The following sets forth information with respect to our common stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group as of July 15, 2008.


        TITLE OF CLASS              NAME AND ADDRESS OF         AMOUNT AND NATURE OF           PERCENT OF CLASS
                                     BENEFICIAL OWNER *           BENEFICIAL OWNER
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Common shares                   Roy C. Smith                                      50,000                         1.1%
                                President and Director
                                P.O. Box 3574
                                Casper, WY  82602

Common shares                   Michael R. Butler                                140,000                         3.2%
                                Secretary, Treasurer &
                                Director
                                13750 Bessemer Bend Rd.
                                Alcova Route
                                Casper, WY  82604

Common shares                   Z.S. Merritt                                      10,750                          .3%
                                Director

                                                             ---------------------------- ----------------------------
All Directors and Executive                                                      200,750                         4.6%
Officers as a Group (3
persons)
--------------------------
* BENEFICIAL  OWNERSHIP OF EACH PERSON IS SHOWN AS CALCULATED IN ACCORDANCE WITH
RULE 13D-3 OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH INCLUDES ALL SECURITIES
THAT THE PERSON,  DIRECTLY,  OR  INDIRECTLY  THROUGH AN  CONTRACT,  ARRANGEMENT,
UNDERSTANDING,  RELATIONSHIP  OR  OTHERWISE  HAS OR SHARES  VOTING  POWER  WHICH
INCLUDES  THE POWER TO VOTE OR DIRECT THE VOTING OF A  SECURITY,  OR  INVESTMENT
POWER,  WHICH INCLUDES THE POWER TO DISPOSE,  OR DIRECT THE  DISPOSITION OF SUCH
SECURITY.

N.  CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Sharon K.  Fowler,  founder  and  shareholder  granted a farmout of the lease in
Section 16, T38N, R81W in Natrona County, Wyoming, to us for 3,500,000 shares issued in August 2006.

There are no promoters being used in relation to this offering. No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.


ITEM 11A.  MATERIAL CHANGES

Not applicable.

ITEM 12.  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
 ------------ ----------------------------------------------- -----
 EXHIBIT NO.  DESCRIPTION OF EXHIBIT
  3.1         Articles of Incorporation.                      *
  3.2         Bylaws of Garner Investments, Inc.              *
  5.1         Opinion of Attorney                             ***
 10.1         Farmout Agreement                               **
 10.2         Extension to Farmout Agreement                  **
 23.2         Consent of Accountant                           ***
 ------------ ----------------------------------------------- -----

* Incorporated by reference from the exhibits included in the Company's SB-2 Registration Statement filed with the Securities and Exchange Commission (www.sec.gov), dated November 13, 2007. A copy can be provided by mail, free of charge, by sending a written request to Garner Investments, Inc., P.O. Box 3412, Casper, Wyoming, 82602.

** Incorporated by reference from the exhibits included in the Company's second Amended Registration Statement filed on Form S-1/A filed with the Securities and Exchange Commission (www.sec.gov), dated April 23, 2008. A copy can be provided by mail, free of charge, by sending a written request to Garner Investments, Inc., P.O. Box 3412, Casper, Wyoming, 82602.

*** Incorporated by reference from the exhibits included in the Company's fourth Amended Registration Statement filed on Form S-1/A filed with the Securities and Exchange Commission (www.sec.gov), dated June 23, 2008. A copy can be provided by mail, free of charge, by sending a written request to Garner Investments, Inc., P.O. Box 3412, Casper, Wyoming, 82602.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Wyoming Business Corporation Act requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Wyoming Business Corporation Act permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Wyoming Business Corporation Act prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Wyoming Business Corporation Act may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Wyoming Business Corporation Act also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Wyoming Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     [OUTSIDE BACK COVER PAGE OF PROSPECTUS]
                     DEALER PROSPECTUS DELIVERY REQUIREMENTS

Until October 14, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.